Filed Pursuant to Rule 424(b)(2)
Registration No. 333-139194
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 15, 2008)

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

MEDIUM-TERM NOTES

This prospectus supplement describes the general terms of The Governor and Company of the Bank of Ireland’s medium-term notes. We may offer medium-term notes from time to time. Each note will be a senior note, dated subordinated note or undated subordinated note. The specific terms of the notes we may offer to sell under this medium-term note program will be described in one or more separate supplements to this prospectus supplement. Such supplements may also add to, update, supplement or clarify information contained in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and any applicable supplement carefully before you invest.

We may offer and sell the notes to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis.

Unless otherwise specified in an applicable supplement, we will not list the notes on any securities exchange or make them available for quotation on any quotation system.

INVESTING IN THE NOTES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE YOU INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANY PROSPECTUS OR ANY APPLICABLE SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The notes are not deposit liabilities of The Governor and Company of the Bank of Ireland and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction or subject to the deposit protection scheme maintained by the Central Bank and Financial Services Authority of Ireland.

The Governor and Company of the Bank of Ireland may use this prospectus supplement, the accompanying prospectus and one or more supplements in the initial sale of the notes. In addition, one or more affiliates of The Governor and Company of the Bank of Ireland may use this prospectus supplement, the accompanying prospectus and one or more supplements in a market-making transaction in the notes after their initial sale. Unless The Governor and Company of the Bank of Ireland or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement, the accompanying prospectus and any accompanying supplements are being used in a market-making transaction.

Agents

Banc of America Securities LLC	Barclays Capital
Citigroup	Deutsche Bank Securities
Goldman, Sachs & Co.	HSBC
JPMorgan	Lehman Brothers
Merrill Lynch & Co.	Morgan Stanley
Wachovia Securities

The date of this prospectus supplement is July 15, 2008

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is a prospectus supplement and supplements a prospectus that is part of a registration statement that The Governor and Company of the Bank of Ireland has filed with the SEC. This prospectus supplement provides you with a general description of the notes that may be offered from time to time and supplements the description of the notes contained in the accompanying prospectus.

Each time we sell notes, we will provide one or more separate product supplements or pricing supplements that will contain specific information about the terms of that offering. The supplements may also add to, update, supplement or clarify information contained in this prospectus supplement and the accompanying prospectus. Before you invest in any notes, you should read this prospectus supplement, the accompanying prospectus and any applicable supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.

You should rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable supplement. None of The Governor and Company of the Bank of Ireland or any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. None of The Governor and Company of the Bank of Ireland or any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable supplement is accurate only as of its respective date. The business, financial condition, results of operations and prospects of The Governor and Company of the Bank of Ireland may have changed since that date.

In this prospectus, the term “Bank” means The Governor and Company of the Bank of Ireland, references to “we,” “our” and “us” are to the Bank and references to the “Bank of Ireland Group” are to the Bank and its consolidated subsidiaries.

S-ii

SUMMARY

This section summarizes the terms of the notes that are described in more detail in “Description of the Notes” and in “Description of Debt Securities” in this prospectus supplement and in the accompanying prospectus, respectively. The final terms of any notes will be set at the time of sale and will be contained in one or more supplements relating to those notes. The supplements may add to, update, supplement or clarify the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and any applicable supplement.

The Issuer	The Governor and Company of the Bank of Ireland, Lower Baggot Street, Dublin 2, Ireland, phone +353 1 6615933

The Trustee	The Bank of New York Mellon

The Principal Paying Agent	The Bank of New York Mellon

Titles of Notes	The Governor and Company of the Bank of Ireland medium-term notes. Each note will be a senior note, dated subordinated note or undated subordinated note.

Amount	None of indentures governing the notes limits the aggregate amount of the notes that we may issue, nor do they limit the number of series or the aggregate amount of any particular series that we may issue.

Terms of the Notes:

Status	Unless otherwise specified in an applicable supplement, the senior notes will constitute direct, unsecured, senior obligations of the Bank and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding, except such obligations as are preferred by law. Unless otherwise specified in the applicable supplement, the senior notes will be effectively subordinated to any of our existing and future secured indebtedness. The senior notes will also be effectively subordinated to the liabilities and commitments of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

To the extent specified in an applicable supplement, the senior notes may be secured, and such secured senior notes will rank senior in right of payment to any and all existing and future indebtedness of the Bank that is expressly subordinated to such secured securities, will rank effectively senior in right of payment to any and all unsecured indebtedness of the Bank to the extent of the value of the collateral securing such secured senior notes (subject to any priority rights for such unsecured indebtedness pursuant to applicable law), will rank equally in right of payment among themselves and will rank equally (except to the extent of the value of the collateral) with all existing and future senior indebtedness that is not expressly subordinated to such secured senior notes, except such obligations as are preferred by law.

The dated subordinated notes will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of holders of dated subordinated notes will be, in the event of our winding-up, subordinated in right of payment to the claims of all of our unsubordinated creditors, and will rank, in the event of our winding-up, at least equally in right of payment with all of our other subordinated indebtedness, present and future.

The undated subordinated notes will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The undated subordinated notes will rank junior in priority to dated subordinated notes. The claims of the holders of undated subordinated notes are subordinated to the claims of senior creditors in that payments of principal and interest in respect of the undated subordinated notes are conditional upon our being solvent (as described under the heading “Description of Debt Securities — Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities” in the accompanying prospectus) at the time of payment by us and in that no principal or interest shall be payable in respect of undated subordinated notes except to the extent that we could make such payment and still be solvent immediately thereafter.

The notes are not deposit liabilities of the Bank and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction or subject to the deposit protection scheme maintained by the Central Bank and Financial Services Authority of Ireland.

Payment of Principal and Interest
• The notes may be interest bearing or non-interest bearing as specified in an applicable supplement. The notes may bear interest at either a fixed rate or a floating rate, which may be calculated by reference to an index and/or formula, or a combination of fixed and floating rates, as specified in an applicable supplement.

• The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date, repayment date or redemption date, as specified in an applicable supplement, at the corporate trust office of the trustee or any other place designated in an applicable supplement.

• Unless otherwise specified in an applicable supplement, interest, if any, on the notes will be payable on a monthly, quarterly, semi-annual or annual basis.

• The notes may provide that we have the option to reset the interest rate, or the spread, spread multiplier or method of calculation for such notes, as specified in an applicable supplement.

• The notes may be renewable notes that provide that we may extend the maturity of such notes subject to the holder’s option to elect to terminate such extension, as specified in an applicable supplement.

• The notes may be extendible notes that provide that we have the option to extend the stated maturity date of such notes for one or more whole year periods up to but not beyond the applicable final maturity date, as specified in an applicable supplement.

• The notes may be discount notes that do not bear any current interest or bear interest at a rate that is below market rates at the time of issue, as specified in an applicable supplement.

• The notes may be amortizing notes that pay an amount in respect of both interest and principal amortized over the life of the note, as specified in an applicable supplement.

• The notes may be indexed notes on which payments of interest and principal may be linked to the price of one or more securities or indices, currencies, commodities or other instruments or measures.

Interest Rate	Each fixed rate note will bear interest from its date of issue at the annual rate stated in an applicable supplement until the principal is paid.

Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under “Description of the Notes”). An applicable supplement will designate one or more of the following interest rate bases along with the index maturity for that interest rate basis:

• the CD Rate;

• the CMT Rate;

• the Commercial Paper Rate;

• the Constant Maturity Swap Rate;

• the CPI Adjustment Rate;

• the Eleventh District Cost of Funds Rate;

• EURIBOR;

• the Federal Funds (Effective) Rate;

• the Federal Funds (Open) Rate;

• LIBOR;

• the Prime Rate;

• the Treasury Rate; or

• such other interest rate basis or interest rate formula as may be set forth in an applicable supplement.

If specified in an applicable supplement, interest on a note may also be determined based on terms generally used by the International Swaps and Derivatives Association, Inc.

Redemption and Repayment	Unless otherwise specified in this prospectus supplement, the accompanying prospectus or an applicable supplement, a note will not be redeemable by us, other than as described under “Description of Debt Securities — Redemption for Tax Reasons” in the accompanying prospectus, or be repayable at the option of the holder prior to its stated maturity date. Unless otherwise specified in an applicable supplement, the notes will not be subject to any sinking fund. Redemption provisions applicable to undated subordinated notes will be described in an applicable supplement.

Maturities	Senior notes and dated subordinated notes will mature nine months or more from its date of original issuance. Undated subordinated notes will not have a stated maturity date.

Ratings	As provided in the applicable supplement.

Withholding Tax	All payments of principal and/or interest in respect of the notes shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatsoever nature imposed or levied by or on behalf of Ireland, or any political subdivision or any authority thereof or therein having the power to tax, unless such withholding or deduction is required by law. In that event, unless an applicable supplement provides otherwise, we will pay such additional amounts as will result (after such withholding or deduction) in the receipt by the holders of such notes of such sums that would have been received (in the absence of such withholding or deduction) from us in respect of such notes, subject to certain limitations as described under “Description of Debt Securities — Withholding Tax and Payment of Additional Amounts” in the accompanying prospectus.

To the extent we are required to pay additional amounts, under certain circumstances and unless an applicable supplement provides otherwise, we will have the option to redeem the notes. See “Description of Debt Securities — Redemption for Tax Reasons” in the accompanying prospectus for additional details relating to our right to redeem the notes under certain circumstances.

Currencies and Denominations	Unless otherwise specified in an applicable supplement, notes will be denominated in U.S. dollars and amounts that become due and payable will be payable in U.S. dollars.

Unless otherwise specified in an applicable supplement, the notes will be issued and sold in denominations of $750,000 and multiples of $750,000.

Listing	Unless otherwise specified in an applicable supplement, your notes will not be listed on any securities exchange.

Form of Notes	Unless otherwise specified in an applicable supplement, each series of notes will be issued in fully registered form and will be initially represented by one or more book-entry notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), as depositary, for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System (the “Euroclear Operator”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Each book-entry note will be held by the trustee as custodian for the depositary or its nominee.

Indentures and Governing Law	Each of the indentures and their associated documents, including your notes, will contain the full legal text of the matters described in this prospectus supplement, the accompanying prospectus and any applicable supplement for your notes. The notes, the indentures and all other contractual documentation will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of each series of subordinated notes and the related indenture will be governed by and construed in accordance with the laws of Ireland. See “Description of Debt Securities — Miscellaneous — Governing Law, Submission to Jurisdiction” in the accompanying prospectus.

Manner of Offering	The notes will be offered in connection with their initial issuance or in market-making transactions by one or more of our affiliates after initial issuance.

When we issue new notes, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, directly to purchasers or through a combination of any of these methods of sale. An applicable supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Selling Restrictions	For a description of certain selling and other restrictions relating to the offering and sale of the notes and the distribution of offering materials in certain jurisdictions, including in Ireland, the European Economic Area and the United Kingdom, see “Plan of Distribution.”

Earnings to Fixed Charges Ratios	The following tables set forth historical ratios of earnings to fixed charges for the periods specified. The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) for the years ended March 31, 2008, 2007, 2006 and 2005 (except for the application of International Accounting Standard (“IAS”) 32, IAS 39 and IFRS 4 which became effective on April 1, 2005). The European Union adopted version of IAS 39 currently relaxes some of the hedge accounting rules in IAS 39 “Financial Instruments - Recognition and Measurement.” The Group has not availed of this, hence these financial statements comply with both IFRS as adopted by the EU and IFRS as issued by the IASB. For the year ended March 31, 2004 the ratio have been prepared in accordance with Irish Generally Accepted Accounting Principles (“Irish GAAP”). Our ratios for the periods indicated are:

	Twelve	Twelve	Twelve	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	3/31/08	3/31/07	3/31/06	3/31/05	3/31/04

Ratios In Accordance with IFRS
Excluding interest on deposits	1.570	1.869	2.161	2.666	N/A
Including interest on deposits	1.279	1.374	1.433	1.550	N/A
Ratios In Accordance with Irish GAAP
Excluding interest on deposits	N/A	N/A	N/A	N/A	3.782
Including interest on deposits	N/A	N/A	N/A	N/A	1.630

RISK FACTORS

Your investment in the notes will involve certain risks. This prospectus supplement, the accompanying prospectus and any applicable supplement, including the information incorporated therein by reference, do not describe all of those risks. Forward-looking statements contained in these risk factors and elsewhere in this prospectus supplement, the accompanying prospectus and any applicable supplement are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Forward-Looking Information” in the accompanying prospectus. You should carefully consider the information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable supplement, including the risk factors set forth in our Annual Report on Form 20-F for the fiscal year ended March 31, 2008, as updated from time to time, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.

Risk Factors Relating to the Notes

Because none of the indentures limits the amount of additional debt that we may incur, our ability to make timely payments on your notes may be affected by the amount and terms of our future debt.

Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any outstanding notes. None of the indentures limits the amount of indebtedness that we may issue in the future. As we issue additional notes under the indentures or incur other debt outside the indentures, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the notes on a timely basis may become impaired.

If you invest in unsecured notes, your notes will rank effectively junior in right of payment to secured indebtedness of the Bank to the extent of the value of the collateral securing such indebtedness.

We may issue secured medium-term notes under this program and may also issue other secured indebtedness from time to time and at any time and in unlimited amounts. Unsecured notes will be obligations solely of the Bank and, as such, will rank effectively junior in right of payment to any secured medium-term notes issued under this program or any other secured indebtedness of the Bank to the extent of the value of the collateral securing such notes or other indebtedness.

You should carefully consider the subordination and related provisions and the events of default under the dated subordinated notes and the undated subordinated notes.

The dated subordinated notes will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The undated subordinated notes will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The undated subordinated notes will rank junior in priority to dated subordinated notes. It is possible that in the event of our winding up, holders of subordinated notes may receive less than any amount owing in respect of such notes, or may receive nothing at all, even if notes ranking senior in right of payment have been paid in full. The events of default and rights and remedies of holders following an event of default under the dated subordinated notes and the undated subordinated notes are limited relative to the events of default and rights and remedies under the senior notes. Our obligation to make any payments on undated subordinated notes is also limited relative to both the senior notes and the dated subordinated notes. You should carefully consider the descriptions of the status and subordination, the applicable events of default and remedies and related provisions of the dated subordinated notes and undated subordinated notes in the accompanying prospectus.

Our obligation to make any payments on undated subordinated notes is limited, and we may not make any payments on the undated subordinated notes unless we are solvent at the time of our payment, and remaining solvent immediately after our payment.

Our obligation to make any payments on undated subordinated notes is limited, and we may not make any payments on the undated subordinated notes unless we are solvent (as described under the heading “Description of Debt Securities — Payment; Arrears of Interest for Undated Debt Securities,” in the accompanying prospectus) at the time of our payment, and remain solvent immediately after our payment. Our failure to make a payment in respect of any undated subordinated notes (unless the payment is required as we describe in the following paragraphs) shall not constitute an event of default by us for any purpose under the indenture governing the dated subordinated notes. Any payment that we do not make in respect of any series of undated subordinated notes on any applicable payment date, together with any other unpaid payments in respect of any other payment date, shall, so long as they remain unpaid, accumulate until paid, but will not bear interest.

Accrued and unpaid amounts on the undated subordinated notes shall only become due and payable on whichever is the earliest of (i) the date on which a dividend or other distribution is next declared, paid or made on any class of our stock or share capital, (ii) the date fixed for any redemption of the undated subordinated notes and (iii) the commencement of our winding-up. We may also pay the whole or part of the unpaid amounts on any series of undated subordinated notes at our option. After we have fully paid all deferred interest on any series of undated subordinated notes and if that series of undated subordinated notes remains outstanding, we may choose not to make future interest payments on that series of undated subordinated notes as described above. Any non-payment of interest payments will likely have an adverse effect on the market price of the undated subordinated notes. In addition, the market price of the undated subordinated notes may be more volatile than the market prices of other notes on which original issue discount or interest accrues that are not subject to such deferrals and may be more sensitive generally to adverse changes in our financial condition.

All payments of principal, premium and interest, including deferred interest, if any, on or with respect to any series of undated subordinated notes will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. We shall be solvent if (i) we are able to pay our debts to our creditors (a) who are our depositors and other unsubordinated creditors or (b) who are our subordinated creditors (including the holders of dated subordinated notes) other than those whose claims rank, or are expressed to rank, equally with or junior to the claims of the holders of undated subordinated notes (whether only in the event of our winding-up or otherwise) as they fall due and (ii) our total non-consolidated gross assets exceed our total non-consolidated gross liabilities (as shown in our latest published audited balance sheet but adjusted for contingencies and subsequent events, all valued in the manner as our directors or, as the case may be, liquidator may determine to be appropriate). If we choose not to make payments on your notes and we are not solvent when we would otherwise be required to or choose to make payments, you will receive no payments on your notes.

Our ability to make timely payments on your notes will depend on our future liquidity, which may be adversely affected by a number of factors, including ratings downgrades, higher than anticipated losses on our investments, changes in interest rates and disruptions in the financial markets generally.

Our ability to make timely payments on your notes may be affected by our future liquidity. Our future liquidity, or ability to access cash when needed, may be adversely affected by a number of factors, such as ratings downgrades, higher than anticipated losses on our investments, changes in interest rates and disruptions in the financial markets generally.

A significant downgrade by the rating agencies in our financial strength ratings could harm our ability to sell new products and require us to offer higher rates of interest on financial products that we sell in the future, including future series of notes. Any of these events could reduce our liquidity, thereby affecting our ability to make timely payments on your notes.

Our investments are subject to customary market risks, and our future liquidity may be adversely affected if our investments experience losses higher than anticipated. Higher investment losses may result from our credit assessment process or from economic and political conditions affecting the companies in which we invest. If actual investment losses exceed estimated investment losses, our available cash could decrease. Thus, our future liquidity, and our ability to make timely payments on the notes, may suffer from adverse investment results.

If market rates of interest were to rise relative to the interest rates that we offer on new liabilities that we issue, including future series of notes, or relative to existing products, customers may avoid purchasing our products or may seek to redeem products already held by them. If this happens at a time when a significant amount of our liabilities are maturing, then our liquidity could be reduced and our ability to make timely payments on your notes could suffer.

In addition, there are always some timing differences between cash payments we owe on our products and other liabilities and the cash payments due to us on our investments. Our ability to overcome these cash mismatches and make timely payments on your notes may be adversely affected if the fixed income markets were to experience significant liquidity problems. Also, under certain market conditions, we could be unable to sell additional products and unable to sell our portfolio investments in sufficient amounts to raise the cash required to pay your notes when due.

Ratings of the program and any rated notes may not reflect all risks of an investment in the notes and may change.

If the program or the notes are rated by a rating agency, the ratings of such notes will primarily reflect our overall financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings are not an indication of the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of the program and any rated notes may not reflect the potential impact of all risks related to your notes.

Redemption may adversely affect your return on the notes.

If your notes are redeemable at our option, including our right to redeem the notes described under “Description of Debt Securities — Redemption for Tax Reasons” in the accompanying prospectus, we may choose to redeem your notes, and if your notes are subject to a mandatory redemption provision, we may be required to redeem the notes. Prevailing interest rates at the time we redeem your notes may be lower than the rate borne by the notes. In such a case, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes.

There may not be any trading market for your notes and many factors affect the trading and market value of your notes.

Upon issuance, the notes will not have an established trading market. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•	the complexity and volatility of the formula applicable to the interest rate borne by your notes,

•	the method of calculating the principal, premium and interest in respect of your notes,

•	the time remaining to the maturity of your notes,

•	the outstanding amount of other notes of the same series,

•	any redemption or repayment features of your notes,

•	the amount of other notes linked to the formula applicable to your notes, and

•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed.

Provisions of the notes may be modified without your consent.

The conditions of the notes contain provisions for calling meetings of holders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all holders including holders who did not attend and vote at the relevant meeting and holders who voted in a manner contrary to the majority.

Should definitive notes be required to be issued, a holder who does not have an integral multiple of the minimum denomination in his account with the relevant clearing system at the relevant time may not receive all his entitlement in the form of definitive notes.

In relation to any notes which have a minimum denomination and are tradeable in the clearing systems in smaller amounts above such minimum denomination, should definitive notes be required to be issued, a holder who does not have an integral multiple of the minimum denomination in his account with the relevant clearing system at the relevant time may not receive all his entitlement in the form of definitive notes unless and until such time as his holding becomes an integral multiple of the minimum denomination.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (1) notes are legal investments for it, (2) notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of notes under any applicable risk based capital or similar rules.

Risks Related to Certain Types of Notes

An investment in the notes involves varying degrees and types of risks depending upon the structure of the note that you purchase.

Fixed Rate Notes.  An investment in fixed rate notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the fixed rate notes.

Variable Rate Notes with a Multiplier or other Leverage Factor.  Notes with variable interest rates can be volatile investments. If they are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features.

Inverse Floating Rate Notes.  Inverse Floating Rate Notes have an interest rate equal to a fixed rate minus a rate based upon a reference rate such as LIBOR or EURIBOR. The market values of those notes typically are more volatile than market values of other conventional floating rate notes based on the same reference rate (and with otherwise comparable terms). Inverse Floating Rate Notes are more volatile because an increase in the reference rate not only decreases the interest rate of the notes, but may also reflect an increase in prevailing interest rates, which further adversely affects the market value of these notes.

Fixed/Floating Rate Notes.  Fixed/Floating Rate Notes may bear interest at a rate that converts from a fixed rate to a floating rate, or from a floating rate to a fixed rate. Where we have the right to effect such a conversion, this will affect the secondary market and the market value of the notes since we may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If we convert from a fixed rate to a floating rate in such circumstances, the spread on the Fixed/ Floating Rate Notes may be less favorable than then prevailing spreads on comparable Floating Rate Notes tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other notes. If we convert from a floating rate to a fixed rate, the fixed rate in such circumstances may be lower than then prevailing rates on our notes.

Notes issued at a discount or premium.  The market values of notes issued at a substantial discount or premium to their principal amount tend to fluctuate more in relation to general changes in interest rates than do prices for conventional interest-bearing notes. Generally, the longer the remaining term of the notes, the greater the price volatility as compared to conventional interest-bearing notes with comparable maturities. If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of such notes may be less than the principal amount (i.e. par) thereof plus accrued and unpaid interest and premium, if any. The amount payable will be determined by the formula set forth in an applicable supplement.

Additional Risks Applicable to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a foreign currency note (e.g., a note whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in a non-U.S. dollar currency or that is otherwise linked to a non-U.S. dollar currency) you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus supplement is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An investment in a foreign currency note involves currency-related risks.

An investment in a foreign currency note entails significant risks that are not associated with a similar investment in a note that is payable solely in, and linked solely to, the U.S. dollar. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable.

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a note denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the note, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the note to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in a foreign currency note.

Currency exchange rates either can float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing foreign currency notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions.

Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a foreign currency note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the notes as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments. Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Foreign Currency Notes may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency, which could result in a substantial loss for you.

Notes payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. We will describe these provisions in one or more supplements relating to your notes. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of the Notes — General — Payments Due in Non-U.S. Dollar Currencies — Conversion to U.S. Dollars.” A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent appointed by us. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on notes payable in that currency.

We will not adjust foreign currency notes to compensate for changes in currency exchange rates.

Except as described in an applicable supplement, we will not make any adjustment or change in the terms of a foreign currency note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in foreign currency notes will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on a foreign currency note, an investor may bear currency exchange risk.

Our notes will be governed by New York law, except for the subordination provisions, which will be governed by Irish law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a foreign currency note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future performance.

If we issue a foreign currency note, we may include in an applicable supplement currency disclosure that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. Historical exchange rates will likely differ from the exchange rate applicable under the terms of a particular note.

Additional Risks Applicable to Indexed Notes

We use the term “indexed notes” to mean notes whose value is linked to an underlying property or index, including equity- and commodity-linked notes. Indexed notes may present a high level of risk, and those who invest in some indexed notes may lose their entire investment. In addition, indexed notes may be subject to special U.S. federal income tax treatment. We will describe material U.S. federal income tax considerations relating to the purchase of a particular indexed note in an applicable supplement. If you propose to invest in indexed notes, you should independently evaluate the U.S. federal income tax considerations relating to purchasing an indexed note that apply in your particular circumstances.

Investors in indexed notes could lose their investment.

The amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed note and the cash value or physical settlement value of a physically settled note. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The issuer of a security or currency that serves as an index could take actions that may adversely affect an indexed note.

The issuer of a security that serves as an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that note or to an index of which that security is a component.

If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the security. See “— Additional Risk Applicable to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency — Government policy can adversely affect currency exchange rates and an investment in a foreign Currency note” above for more information about these kinds of government actions.

An indexed note may be linked to a volatile index, which could hurt your investment.

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.

An index to which a note is linked could be changed or become unavailable.

Some indices compiled by us or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of, or return on, an indexed note that is linked to the index. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or interest on a note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.

Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed notes or their rates of return.

We may engage in hedging activities that could adversely affect an indexed note.

In order to hedge an exposure on a particular indexed note, we may enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that note, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed note. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed note may decline.

Information about indices may not be indicative of future performance.

If we issue an indexed note, we may include historical information about the relevant index in an applicable supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We may have conflicts of interest regarding an indexed note.

Certain of our affiliates may have conflicts of interest with respect to some indexed notes. Certain of our affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed notes. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed note.

We or one of our affiliates may serve as calculation agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that one of our affiliates calculates or compiles a particular index, we or it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the note.

The interest rate on the notes may be less than the rate on comparable fixed or floating rate notes.

If we issue an indexed note, the initial interest rate may be below what would be paid, as of a current date on comparable notes with a fixed or floating rate and similar maturity and credit quality to that of the notes. Even though the long-term trend in changes on your indexed note has been positive, at any future date, the interest rate on the notes may be below what we would expect to pay as of such date if we issued non-callable senior notes with a fixed or floating rate and similar maturity to that of the notes.

Changes in the applicable index may not correlate with changes in other interest rate indices.

Changes in the applicable index specified in an applicable supplement may bear little or no relationship to changes in interest rate indices (such as those described in this prospectus supplement) that may be applicable to other floating rate notes. As a result, your interest rate may be below the interest rates payable on other otherwise comparable floating rate notes. In addition, the calculation of your index may incorporate a lag, which will affect the amount of interest payable on the notes and may have an impact on the trading prices of the notes, particularly in periods of significant and rapid changes in the index.

DESCRIPTION OF THE NOTES

You should carefully review the information in this prospectus supplement, the accompanying prospectus and any applicable supplement. As you read this section, please remember that one or more supplements for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in any applicable supplement, including any description of the method of calculating interest on any note. The applicable supplements may also add to, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. If there is any inconsistency between the terms and provisions presented here in this prospectus supplement and the accompanying prospectus and those presented in any applicable supplement, those presented in the applicable supplements will apply and will supersede those set forth in this prospectus supplement and the accompanying prospectus. It is important for you to consider the information contained in this prospectus supplement, the accompanying prospectus, any applicable supplement, the indenture relating to your notes and your notes in making your investment decision.

This section describes some technical concepts and uses some capitalized terms not defined in this prospectus supplement or the accompanying prospectus. You should refer to the indenture for your notes and the applicable form of note certificate filed as an exhibit to the registration statement to which this prospectus supplement relates or filed as an exhibit to a Report of foreign private issuer on Form 6-K furnished to the SEC and incorporated by reference herein for the full description of those concepts and complete definitions of these terms.

General

Indentures

We will issue senior notes under an indenture, dated as of December 8, 2006 (the “Senior Debt Indenture”), between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, or its successor, and we will issue dated subordinated notes and undated subordinated notes under separate indentures (respectively, the “Dated Subordinated Debt Indenture” and “Undated Subordinated Debt Indenture”), in each case between us and The Bank of New York Mellon, as trustee, or its successors. The terms of the notes include those stated in the relevant indenture and any supplements thereto, and those made part of the relevant indenture by reference to the Trust Indenture Act. The Senior Debt Indenture, the Dated Subordinated Debt Indenture and Undated Subordinated Debt Indenture are each sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” References herein to the “trustee” shall be to the trustee under the applicable indenture(s) as the context requires. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. None of the indentures limits the amount of notes that we may issue thereunder or the amount of additional secured indebtedness to which unsecured notes will be effectively subordinated or unsecured indebtedness ranking equally and ratably with the senior notes and senior to the subordinated notes that we may incur. We may issue notes under each indenture in one or more series, or as units comprised of two or more related series.

Ranking

Unless otherwise specified in an applicable supplement, the senior notes will constitute direct, unsecured, senior obligations of the Bank and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding, except such obligations as are preferred by law. Unless otherwise specified in the applicable supplement, the senior notes will be effectively subordinated to any of our existing and future secured indebtedness. The senior notes will also be effectively subordinated to the liabilities and commitments of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

To the extent specified in an applicable supplement, the senior notes may be secured, and such secured senior notes will rank senior in right of payment to any and all existing and future indebtedness of the Bank that is expressly subordinated to such secured securities, will rank effectively senior in right of payment to any and all unsecured indebtedness of the Bank to the extent of the value of the collateral securing such secured senior notes (subject to any priority rights for such unsecured indebtedness pursuant to applicable law), will rank equally in right of payment among themselves and will rank equally (except to the extent of the value of the collateral) with all existing and future senior indebtedness that is not expressly subordinated to such secured senior notes, except such obligations as are preferred by law.

The dated subordinated notes will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of holders of dated subordinated notes will be, in the event of our winding-up, subordinated in right of payment to the claims of all of our unsubordinated creditors, and will rank, in the event of our winding-up, at least equally in right of payment with all of our other subordinated indebtedness, present and future. “Subordinated indebtedness” means all of our indebtedness that is subordinated, in the event of our winding-up, in right of payment to the claims of our depositors and other unsubordinated creditors and so that indebtedness shall include all liabilities, whether actual or contingent.

The undated subordinated notes will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The undated subordinated notes will rank junior in priority to dated subordinated notes. The claims of the holders of undated subordinated notes are subordinated to the claims of senior creditors in that payments of principal and interest in respect of the undated subordinated notes are conditional upon our being solvent (as described under “Description of Debt Securities — Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities” in the accompanying prospectus) at the time of payment by us and in that no principal or interest shall be payable in respect of undated subordinated notes except to the extent that we could make such payment and still be solvent immediately thereafter. “Senior creditors” means our creditors (a) who are our depositors and other unsubordinated creditors or (b) who are our subordinated creditors (including the holders of dated subordinated notes) other than those whose claims rank, or are expressed to rank, equally with or junior to the claims of the holders of undated subordinated notes (whether only in the event of our winding-up or otherwise).

The events of default and rights and remedies of holders following an event of default under the dated subordinated notes and the undated subordinated notes are limited relative to those under the senior notes. Our obligation to make any payments on undated subordinated notes is also limited. You should carefully consider the descriptions of the status and subordination, the applicable events of default and remedies and related provisions under the dated subordinated notes and undated subordinated notes in the accompanying prospectus.

The notes are not deposit liabilities of the Bank and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other Jurisdiction or subject to the deposit protection scheme maintained by the Central Bank and Financial Services Authority of Ireland. Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

Pricing Options

Notes that bear interest will be either fixed rate notes or floating rate notes, or a combination of fixed and floating rates, as specified in an applicable supplement. We may also issue discount notes, amortizing notes and indexed notes as specified in an applicable supplement.

Additional Information in Applicable Supplements

One or more supplements relating to each offering of notes will describe the following terms:

•	the underwriter(s), dealer(s) or agent(s), if applicable;

•	the principal amount;

•	whether the notes are:

(1) fixed rate notes,

(2) floating rate notes,

(3) notes that provide that we have the option to reset the interest rate, or the Spread, Spread Multiplier or method of calculation for such notes,

(4) renewable notes that provide that we may extend the maturity of such notes subject to the holder’s option to elect to terminate such extension,

(5) extendible notes that provide that we have the option to extend the stated maturity date of such notes for one or more whole year periods up to but not beyond the applicable final maturity date,

(6) discount notes that do not bear any interest currently or bear interest at a rate that is below market rates at the time of issuance,

(7) amortizing notes, meaning that a portion or all of the principal amount is payable prior to the stated maturity date in accordance with a schedule or by application of a formula, and/or,

(8) indexed notes on which payments of interest and principal may be linked to the price of one or more securities or indices, currencies, commodities or other instruments or measures;

•	the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount or, in the case of discount notes, the aggregate face amount;

•	the date on which the notes will be issued;

•	the stated maturity date (if any) of the notes;

•	the currency or currencies in which the notes are denominated and in which we make payments, if not U.S. dollars;

•	if the notes are fixed rate notes, the rate per annum at which the notes will bear interest and the Interest Payment Dates;

•	if the notes are floating rate notes, relevant terms such as:

(1) the Interest Rate Basis,

(2) the Initial Interest Rate,

(3) the Interest Reset Period or the Interest Reset Dates,

(4) the Interest Payment Dates,

(5) the Index Maturity,

(6) any Maximum Interest Rate,

(7) any Minimum Interest Rate,

(8) the Spread and/or Spread Multiplier, and

(9) any other terms relating to the particular method of calculating the interest rate for the notes and whether and how the Spread and/or Spread Multiplier may be changed prior to stated maturity date;

•	if the notes are discount notes, the yield to maturity;

•	if the notes are amortizing notes, the terms for repayment prior to the stated maturity date;

•	if the notes are indexed notes, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined and whether your note will be exchangeable for or payable in cash, securities of an issuer other than the Bank or other property;

•	whether the notes may be redeemed by us, or repaid at the option of the holder, prior to the stated maturity date and the terms of their redemption or repayment;

•	any special United States federal income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes;

•	if we will not pay additional amounts, as explained below, on the notes;

•	any listing of the notes on a securities exchange;

•	remarketing provisions;

•	the depositary, if other than DTC;

•	the collateral securing such notes, if applicable; and

•	any other terms of the notes that are not inconsistent with the provisions of the relevant indenture.

Market-Making Transactions

If you purchase your notes in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which one of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

Maturity

Senior notes and dated subordinated notes will mature nine months or more from its date of original issuance. Undated subordinated notes will not have a stated maturity date.

Currency

Amounts that become due and payable on your notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in an applicable supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your notes will be U.S. dollars, unless an applicable supplement states otherwise. Some notes may have different specified currencies for principal and interest. We will make payments on your notes in the specified currency, except as described in “— Payment Due in Non-U.S. Dollar Currencies,” and an applicable supplement. See “Risk Factors — Additional Risks Applicable to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” in this prospectus supplement for more information about the risks of investing in this kind of note.

You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. The agent from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of U.S. dollars into the specified currency in order to enable you to pay for your foreign currency note, provided that you make a request to that dealer on or prior to the fifth Business Day (as defined below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that agent. Each conversion will be made by an agent on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note.

Form of Notes; Denominations

Each series of notes will be issued in fully registered form only, without coupons and will be initially represented by one or more book-entry notes, which will be a global security registered in the name of a nominee for The Depository Trust Company, unless otherwise specified in an applicable supplement. See “Description of Debt Securities — Book-Entry Debt Securities” in the accompanying prospectus. Alternatively, if specified in an applicable supplement, a series of notes may be issued as a certificated note, which will be a certificate issued in a definitive form. Unless otherwise specified in an applicable supplement, the notes will be issued and sold in denominations of $750,000 and multiples of $750,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

Listing

Unless otherwise specified in an applicable supplement, your notes will not be listed on any securities exchange.

Payments Due in U.S. Dollars

Payments on Global Notes.  We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay amounts due and payable on the notes directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Non-Global Certificated Notes.  We will make payments on a note in non-global, registered and certificated form as follows. We will pay interest that is due on an Interest Payment Date by check mailed on the Interest Payment Date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the office of the paying agent against surrender of the note. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed). Alternatively, upon application by a holder of at least $10,000,000 in aggregate principal amount of notes of a series to the specified office of the paying agent at least five Business Days before the requested payment is due, such payment of interest may be made by transfer to an account maintained by the payee in The City of New York. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

Payments Due in Non-U.S. Dollar Currencies

Payments on Global Notes.  Unless otherwise specified in an applicable supplement, we will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in an applicable supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and if you do make that election, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest, or

•	on or before the 16th calendar day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

If any interest, principal or premium payment is due in a specified currency other than U.S. dollars, you may elect to receive all or only a portion of the payment in such other currency.

Your participant must, in turn, notify DTC of your election on or before the third Business Day after that regular record date, in the case of a payment of interest, and on or before the 12th Business Day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Certificated Notes.  Except as described below, we will make payments on notes in non-global certificated form in the applicable specified currency. We will pay interest that is due on an Interest Payment Date by check mailed on the Interest Payment Date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the office of the paying agent against surrender of the note. All payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed). Alternatively, upon application by a holder of at least the equivalent in the specified currency of $10,000,000 in aggregate principal amount of notes of a series to the specified office of the paying agent at least five Business Days before the requested payment is due, such payment of interest may be made by transfer to an account in the specified currency maintained by the payee with a bank in the applicable Principal Financial Center (as defined below) or, in the case of non-global certificated notes denominated in euro, in a city in which banks have access to the TARGET System. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Although a payment on a note in non-global certificated form may be due in a specified currency other than U.S. dollars, we may make the payment in U.S. dollars if an applicable supplement specifies that holders may ask us to do so and holders so request. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent at least five Business Days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an Interest Payment Date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global certificated note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.  When we make payments in U.S. dollars of an amount due in another currency, on either a global note or a non-global certificated note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be an affiliate of the Bank, as of 11:00 A.M., New York City time, on the second Business Day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second Business Day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second Business Day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes. If some but not all of the relevant notes are LIBOR notes or EURIBOR notes, the second preceding Business Day will be determined for this purpose as if none of those notes were LIBOR notes or EURIBOR notes.

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.  If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control, such as the imposition of exchange controls or a disruption in the currency markets, we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in an applicable supplement. In this case, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the relevant indenture.

Exchange Rate Agent.  If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in an applicable supplement. We or one of our affiliates may perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in an applicable supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Business Day

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in Ireland or The City of New York; provided, however, that, with respect to foreign currency notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the specified currency; provided, however, that, if the specified currency is the euro or EURIBOR is an applicable Interest Rate Basis, the day must also be a TARGET Settlement Day (as defined below); provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day (as defined below).

“Principal Financial Center” means the capital city of the country issuing the specified currency or, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the capital city of the country to which the LIBOR Currency (as defined below) relates; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

“TARGET Settlement Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“London Banking Day” means a day on which commercial banks in London are open for business (including dealings in the LIBOR Currency).

Registration and Transfer of Notes

Book-entry notes may be transferred or exchanged only through the clearing systems (described below). Registration of transfer or exchange of definitive notes will be made at the office or agency maintained by us for this purpose, currently the paying agency office of the trustee located at 101 Barclay Street, 4 East, New York, NY 10286. No service charge will be imposed for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

Interest

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates, in each case as specified in an applicable supplement, until the principal thereof is paid or made available for payment. We will make interest payments in respect of the notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the maturity date, as the case may be.

Interest on each note will be payable in arrears on each Interest Payment Date, to the registered holder at the close of business on the record date (as defined below) (except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid) and on the maturity date. The first payment of interest on each note originally issued between a record date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The “record date” shall be the day that is fifteen (15) calendar days preceding the applicable Interest Payment Date, whether or not a Business Day.

Fixed Rate Notes

Each fixed rate note will bear interest at a fixed rate from and including its date of issue or from and including the most recent Interest Payment Date as to which interest has been paid or duly provided for until the principal is paid or made available for payment. An applicable supplement will specify the fixed interest rate per annum applicable to each note and the frequency with which interest is payable. Unless otherwise specified in an applicable supplement, interest, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months. If “Actual/Actual (ICMA)” is specified in an applicable supplement:

•	in the case of notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date (as defined below)) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period (as defined below) during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in an applicable supplement) that would occur in one calendar year; or

•	in the case of notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

•	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in an applicable supplement) that would occur in one calendar year; and

•	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Determination Dates that would occur in one calendar year; and

“Determination Period” means the period from (and including) an Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not an Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Interest Determination Date falling after, such date).

“Interest Commencement Date” means the date on which interest begins to accrue.

Each payment of interest, including interest to be paid at maturity, will include interest to, but excluding, the date that the interest payment is due.

Unless otherwise specified in an applicable supplement, interest will be payable on the date(s) set forth below (each, an “Interest Payment Date” with respect to such notes that bear interest a fixed rate):

Interest Payment Frequency	Interest Payment Dates

Monthly	Third Wednesday of each calendar month, beginning in the first calendar month following the month the note was issued.
Quarterly	Third Wednesday of every third calendar month, beginning in the third calendar month following the month the note was issued.
Semi-annual	Third Wednesday of every sixth calendar month, beginning in the sixth calendar month following the month the note was issued.
Annual	Third Wednesday of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.

If any Interest Payment Date or the maturity date of a fixed rate note falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and/or interest or other amount, if any, on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Floating Rate Notes

Interest on notes that bear interest at floating rates will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the CPI Adjustment Rate. See “— Additional Terms for Notes with an Interest Rate based on CPI”;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR;

•	the Federal Funds (Effective) Rate;

•	the Federal Funds (Open) Rate;

•	LIBOR;

•	the Prime Rate;

•	the Treasury Rate; or

•	any other Interest Rate Basis or interest rate formula as may be specified in an applicable supplement.

If specified in an applicable supplement, interest on a note may also be determined based on terms generally used by the International Swaps and Derivatives Association, Inc. (the “ISDA Rate”).

An applicable supplement will specify certain terms of the particular notes that bear interest at floating rates, including, to the extent applicable:

•	whether the note that bears interest at floating rates is:

• a “Regular Floating Rate Note”;

• an “Inverse Floating Rate Note”; or

• a “Floating Rate/Fixed Rate Note”;

•	the Fixed Rate Commencement Date;

•	Fixed Interest Rate;

•	Interest Rate Basis or Bases;

•	Initial Interest Rate;

•	Interest Reset Dates;

•	Interest Payment Dates;

•	Index Maturity;

•	Maximum Interest Rate and/or Minimum Interest Rate;

•	Spread and/or Spread Multiplier; and

•	if one or more of the applicable Interest Rate Bases is LIBOR, the LIBOR Currency and LIBOR Page.

The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

•	if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date; or

•	if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

The “Spread” is the number of basis points (one one-hundredth of a percentage point) specified in an applicable supplement to be added to or subtracted from the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates. The “Spread Multiplier” is the percentage specified in an applicable supplement of the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

Regular Floating Rate Notes

Unless notes that bear interest at floating rates are designated as Inverse Floating Rate Notes or Floating Rate/Fixed Rate Notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such notes that bear interest at floating rates will be Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	multiplied by the applicable Spread Multiplier, if any; and/or

•	plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date, as specified in an applicable supplement, the rate at which interest on Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in an applicable supplement.

Inverse Floating Rate Notes

If notes that bear interest at floating rates are designated as Inverse Floating Rate Notes, such notes that bear interest at floating rates will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	multiplied by the applicable Spread Multiplier, if any; and/or

•	plus or minus the applicable Spread, if any;

provided, however, that interest on Inverse Floating Rate Notes will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on Inverse Floating Rate Notes is payable will be reset as of each

Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Floating Rate/Fixed Rate Notes

If notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes, such notes that bear interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	multiplied by the applicable Spread Multiplier, if any; and/or

•	plus or minus the applicable Spread, if any.

Commencing on the first Interest Reset Date, the rate at which interest on Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified in an applicable supplement; and

•	the interest rate in effect commencing on the date the Fixed Interest Rate commences (the “Fixed Rate Commencement Date”) will be the Fixed Interest Rate, if specified in an applicable supplement, or, if not so specified, the interest rate in effect for the Notes on the day immediately preceding the Fixed Rate Commencement Date.

Interest Reset Dates

An applicable supplement will specify the dates on which the rate of interest on notes that bear interest at floating rates will be reset (each, an “Interest Reset Date”), and the period commencing on (and including) the applicable Interest Reset Date to (but excluding) the next applicable Interest Reset Date will be the “Interest Reset Period.” Unless otherwise specified in an applicable supplement, the Interest Reset Dates for floating rate notes will be as follows:

Interest Reset Frequency	Interest Reset Dates

Daily	Each Business Day;
Weekly	Wednesday of each week, with the exception of weekly reset notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;
Monthly	Third Wednesday of each calendar month with the exception of monthly reset notes that bear interest at floating rates as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;
Quarterly	Third Wednesday of every third calendar month, beginning in the third calendar month following the month the note was issued;
Semi-annually	Third Wednesday of each of the two months specified in an applicable supplement;
Annually	Third Wednesday of the month specified in an applicable supplement;

provided, however, that, with respect to any Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date.

If any Interest Reset Date for notes that bear interest at floating rates would otherwise be a day that is not a Business Day, the particular Interest Reset Date will be postponed to the next succeeding Business Day, except that in the case of notes that bear interest at floating rates as to which EURIBOR or LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding Business Day.

Interest Determination Dates

The interest rate applicable to notes that bear interest at floating rates for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular “Interest Determination Date,” which will be:

•	with respect to the CD Rate, Constant Maturity Swap Rate and Federal Funds (Open) Rate — the second Business Day immediately preceding the related Interest Reset Date;

•	with respect to the CMT Rate — the second U.S. Government Securities Business Day preceding the related Interest Reset Date, where “U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. Government Securities;

•	with respect to Commercial Paper Rate, Federal Funds (Effective) Rate and Prime Rate — the Business Day preceding the related Interest Reset Date;

•	with respect to the CPI Adjustment Rate — the fifth Business Day preceding the related Interest Reset Date, unless otherwise specified in an applicable supplement;

•	with respect to the Eleventh District Cost of Funds Rate — the last Business Day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Index (as defined below);

•	with respect to EURIBOR — the second TARGET Settlement Day immediately preceding the applicable Interest Reset Date;

•	with respect to LIBOR — the second London Banking Day immediately preceding the related Interest Reset Date; and

•	with respect to the Treasury Rate — the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, except that the auction may be held on the preceding Friday) or, if no action is held for a particular week, the first Business Day of that week. If, as a result of a legal holiday, an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday and if an auction falls on any Interest Reset Date, the Interest Reset Date will instead be the first Business Day immediately following the auction.

The Interest Determination Date pertaining to notes that bear interest at floating rates, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest Business Day that is at least two Business Days before the related Interest Reset Date for the applicable note that bears interest at floating rates on which each Interest Reset Basis is determinable.

Calculation Dates

Unless otherwise specified in an applicable supplement, the Calculation Agent will be The Bank of New York Mellon. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, EURIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of notes that bear interest at floating rates, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular notes that bear interest at floating rates. The “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the particular Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day; or

•	the Business Day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

Maximum and Minimum Interest Rates

Notes that bear interest at floating rates may also have either or both of the following if specified in an applicable supplement:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any Interest Reset Period (a “Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any Interest Reset Period (a “Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may apply to notes that bear interest at floating rates, the interest rate on notes that bear interest at floating rates will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Interest Payments

Unless otherwise specified in an applicable supplement, interest on each note that bears interest at floating rates will be payable on the date(s) set forth below (each, an “Interest Payment Date” with respect to such notes that bear interest at floating rates). Unless otherwise specified in an applicable supplement, the Interest Payment Dates for floating rate notes will be as follows:

Interest Reset Frequency	Interest Payment Dates

Daily, weekly or monthly	Third Wednesday of each calendar month or on the third Wednesday of every third calendar month, beginning in the third calendar month following the month the note was issued, as specified in an applicable supplement.
Quarterly	Third Wednesday of every third calendar month, beginning in the third calendar month following the month the note was issued.
Semi-annually	Third Wednesday of each of the two months specified in an applicable supplement.
Annually	Third Wednesday of the month specified in an applicable supplement.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any notes that bear interest at floating rates would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of notes that bear interest at floating rates as to which EURIBOR or LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the maturity date of a note that bears interest at floating rates falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

All percentages resulting from any calculation on notes that bear interest at floating rates, except for notes that bear interest at the CPI Adjustment Rate and unless otherwise specified in an applicable supplement, will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on notes that bear interest at floating rates will be rounded in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

With respect to notes that bear interest at floating rates, accrued interest is calculated by multiplying the principal amount of such note that bears interest at floating rates by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period.

Unless otherwise specified in an applicable supplement, the interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of notes that bear interest at floating rates as to which the CD Rate, the Commercial Paper Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Eleventh District Cost of Funds Rate, the Federal Funds (Effective) Rate, the Federal Funds (Open) Rate, LIBOR, EURIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of notes that bear interest at floating rates as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for notes that bear interest at floating rates as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified as applying for such purposes in an applicable supplement applied.

The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

CD Rate

“CD Rate” means:

(1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in an applicable supplement as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) selected by the Calculation Agent after consultation with the Bank for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date; provided that if no CD Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

CMT Rate

“CMT Rate” means:

(1) if Reuters Page FRBCMT is specified in an applicable supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in an applicable supplement as published in H.15(519) under the caption “Treasury Constant Maturities,” as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“Reuters Page FRBCMT”), for the particular Interest Determination Date; or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities;” or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent after consultation with the Bank from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after consultation with the Bank and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate; or

(2) if Reuters Page FEDCMT is specified in an applicable supplement:

(a) the percentage equal to the one-week or one-month, as specified in an applicable supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in an applicable supplement as published in H.15(519) opposite the caption “Treasury Constant

Maturities,” as the yield is displayed on Reuters (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(b) if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified in an applicable supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities;” or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in an applicable supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent after consultation with the Bank and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent after consultation with the Bank from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date; provided that if no CMT Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

With respect to all notes for which CMT Rate is an applicable interest rate, if two United States Treasury securities with an original maturity greater than the Index Maturity specified in an applicable supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotations for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate

“Commercial Paper Rate” means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in an applicable supplement as published in H.15(519) under the caption “Commercial Paper — Nonfinancial”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper — Nonfinancial”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) selected by the Calculation Agent after consultation with the Bank for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date; provided that if no Commercial Paper Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D × 360
Money Market Yield =		× 100
360 − (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Constant Maturity Swap Rate

“Constant Maturity Swap Rate,” or “CMS,” means:

(1) with respect to each Interest Determination Date, the mid-market U.S. Dollar fixed rate for a floating rate interest rate swap transaction with a term equal to the Index Maturity, as it appears on Reuters Page ISDAFIX1, under “USD 11am Fix” on such Interest Determination Date; or

(2) if, as of such Interest Determination Date, the above rate does not appear, such page is not available or, if in the reasonable opinion of the Calculation Agent, the method of calculating such rate has been changed in a material way, the Calculation Agent after consultation with the Bank will request the principal New York City office of five leading dealers (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) to provide quotations for such rate using the mid-market rate at approximately 11:00 A.M., New York City time, on such date. If five quotations are provided, CMS will be the arithmetic mean of the three quotations remaining after eliminating the highest (or, in the event of equality, one of the highest) and lowest (or, in the event of equality, one of the lowest) quotations; or

(3) if at least three, but fewer than five, quotations are provided, CMS will be the arithmetic mean of the quotations obtained; or

(4) if fewer than three quotations are provided, CMS will be the CMS in effect on the particular Interest Determination Date; provided that if no CMS is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

Eleventh District Cost of Funds Rate

“Eleventh District Cost of Funds Rate” means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th Dist COFI” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) (“Reuters Page COFI/ARMS”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date; or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page COFI/ARMS, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Eleventh District Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date; or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Eleventh District Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date; provided that if no Eleventh District Cost of Funds Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

EURIBOR

“EURIBOR” means:

(1) the offered rate for deposits in euro as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Markets Association, or any company established by them for purposes of establishing those rates, having the Index Maturity specified in an applicable supplement, commencing on the Interest Reset Date, as displayed on Reuters on page EURIBOR01, or any successor service or page used for the purpose of displaying this rate (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on the particular Interest Determination Date; or

(2) if EURIBOR cannot be determined on an Interest Determination Date as described in clause (1) above, then the Calculation Agent will select four major banks in the Euro-zone interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) after consultation with the Bank. The Calculation Agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the Interest Determination Date. These quotations will be for euro deposits for the period of the specified Index Maturity, commencing on the particular Interest Reset Date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in euro that is representative of a single transaction in the market at the time. If two or more quotations are provided, EURIBOR for the Interest Reset Period will be the arithmetic mean of the quotations; or

(3) if fewer than two quotations are provided as described in clause (2) above, the Calculation Agent will select four major banks in the Euro-zone interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) after consultation with the Bank, and then determine EURIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading Euro-zone banks at approximately 11:00 A.M., Brussels time, on the Interest Determination Date. The rates quoted will be for loans in euro, for the period of the specified Index Maturity, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in euro that is representative of a single transaction in the market at the time; or

(4) if fewer than four Euro-zone banks selected by the Calculation Agent are quoting rates as described in clause (3) above, EURIBOR for the Interest Reset Period will be the same as EURIBOR for the immediately preceding Interest Reset Period; provided that if no EURIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

Federal Funds (Effective) Rate

“Federal Funds (Effective) Rate” means:

(1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective),” and displayed on Reuters (or any successor service) on page FEDFUNDS 1 (or any other page as may replace the specified page on that service) under the heading “EFFECT” (“Reuters Page FEDFUNDS 1”); or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page FEDFUNDS 1 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”; or

(3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) selected by the Calculation Agent after consultation with the Bank as of 9:00 A.M., New York City time, on that Interest Determination Date; or

(4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds (Effective) Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds (Effective) Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

Federal Funds (Open) Rate

“Federal Funds (Open) Rate” means:

(1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open” as displayed on Reuters (or any successor service) on page 5 (or any other page as may replace the specified page on that service) (“Reuters Page 5”); or

(2) if the rate referred to in clause (1) does not so appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as reported by Prebon Yamane (or a successor) on Bloomberg that appears on the FFPREBON Index; or

(3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) selected by the Calculation Agent after consultation with the Bank prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

(4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds (Open) Rate in effect on the particular Interest Determination Date; provided that if no Federal Funds (Open) Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

LIBOR

“LIBOR” means:

(1) the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity specified in an applicable supplement, commencing on the second London Banking Day immediately following the related Interest Determination Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(2) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1), the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) selected by the Calculation Agent after consultation with the Bank to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) in that Principal Financial Center selected by the Calculation Agent after consultation with the Bank for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), LIBOR in effect on the particular Interest Determination Date; provided that if no LIBOR is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

“LIBOR Currency” means the currency specified in an applicable supplement as to which LIBOR shall be calculated or, if no currency is specified in an applicable supplement, U.S. dollars.

“LIBOR Page” means either:

•	if “LIBOR Reuters” is specified in an applicable supplement, or no page is specified, the display on Reuters (or any successor service) on the LIBOR01 page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

•	if another display page is specified in an applicable supplement for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency, such page.

Prime Rate

“Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) in The City of New York selected by the Calculation Agent after consultation with the Bank; or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date; provided that if no Prime Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

“Reuters Screen US PRIME 1 Page” means the display on the Reuters Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

“Treasury Rate” means:

(1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in an applicable supplement under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 10”) or page USAUCTION 11 (or any other page as may replace that page on that service) (“Reuters Page USAUCTION 11”); or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the notes and their affiliates) selected by the Calculation Agent after consultation with the Bank , for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in an applicable supplement; or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date; provided that if no Treasury Rate is then in effect, the interest rate for the next Interest Reset Period will be the Initial Interest Rate.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D × N
Bond Equivalent Yield =		× 100
360 − (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

ISDA Determination

Where ISDA Determination is specified in an applicable supplement as the manner in which the rate of interest is to be determined, the rate of interest for each interest period will be the relevant ISDA Rate plus or minus (as indicated in an applicable supplement) the margin (if any).

“ISDA Rate” means:

a rate equal to the Floating Rate that would be determined by the agent or other person specified in an applicable supplement under an interest rate swap transaction if the agent or such other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the issue date of the notes (the ”ISDA Definitions”) and under which:

(1) the Floating Rate Option is as specified in an applicable supplement;

(2) the Designated Maturity is a period specified in an applicable supplement; and

(3) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate or on the Euro-zone inter-bank offered rate for a currency, the first day of that interest period or (ii) in any other case, as specified in an applicable supplement.

“Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Euro-zone” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

Additional Terms for Notes with an Interest Rate Based on CPI

Base Rate

If the interest rate basis for the notes is the CPI Adjustment Rate (as defined below), the interest rate will be based on the percentage change in the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (the “CPI”), published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (“BLS”), and will be calculated as described below, unless otherwise specified in an applicable supplement. The CPI Adjustment Rate may be a positive or negative rate in any interest payment period. The CPI is a measure of the average levels in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors’ and dentists’ services, and drugs. In calculating the index, price levels for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the BLS to take into account changes in consumer expenditure patterns. The CPI is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The base reference period for the notes is the 1982-1984 average.

Computation of Interest

Calculation of the CPI Adjustment Rate:

Unless otherwise specified in an applicable supplement, the CPI Adjustment Rate for each Interest Reset Period is determined as of each Interest Determination Date using the following formula:

(CPIt-CPIt-12)/CPIt-12 where:

CPIt is the Current Index Level of the CPI (as defined below under “— The CPI”), as published on Bloomberg CPURNSA; and

CPIt-12 is the Index Level of CPI for the month 12 months prior to the CPIt.

Unless otherwise specified in an applicable supplement, all percentages resulting from any calculation on notes with an interest rate based on CPI are rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards.

The CPI:

CPIt for each Interest Payment Date is the CPI for the second calendar month prior to the applicable Interest Determination Date, as published and reported in the calendar month immediately prior to such Interest Determination Date.

Calculation of Interest Rate on notes with an interest rate based on CPI:

Unless otherwise specified in an applicable supplement, the CPI Adjustment Rate determined on an Interest Determination Date will be used to calculate the interest rate effective on the next Interest Reset Date. For all periods on and after the initial Interest Reset Date, the interest rate is equal to the CPI Adjustment Rate times the Spread Multiplier, if any, and plus the fixed Spread, if any. The Spread Multiplier and the Spread shall be set forth in an applicable supplement. The resulting interest rate is credited under the note, unless a higher Minimum Rate or a lower Maximum Rate is also specified in an applicable supplement. The Spread Multiplier may be less than 100%. A fixed Spread can be negative.

Determination of the CPI:

If the CPI is not reported on Bloomberg CPURNSA for a particular month by 3:00 PM on an Interest Determination Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such month using such other source as on its face, and after consultation with the Bank, appears to accurately set forth the CPI as published by the BLS.

If the CPI has not been discontinued but has not been reported on Bloomberg CPURNSA or published by BLS for a particular month by 3:00 PM on an Interest Determination Date, CPI for such date shall be the CPI for the immediately preceding Interest Determination Date.

If, while the notes are outstanding, the CPI is discontinued or, if in the opinion of the BLS, as evidenced by a public release, and if concurred with by us, substantially altered, the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If no such securities are outstanding, the substitute index for the notes will be determined by the Calculation Agent in consultation with the Bank in accordance with general market practice at the time, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

In calculating CPIt and CPIt-12 the Calculation Agent will use the most recently available value of the Current Index Level of the CPI for any month, determined as described above on the applicable Interest Determination Date, even if such value has been adjusted from a prior reported value for the relevant month.

However, if a value of CPIt and CPIt-12 used by the Calculation Agent on any Interest Determination Date to determine the interest rate on the notes (an “Initial CPI”) is subsequently revised by the BLS, the Calculation Agent will continue to use the Initial CPI, and the interest rate determined will not be revised. If the CPI is rebased to a different year or period, the base reference period for the notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

We expect CPI-linked notes described above to be treated as “variable rate debt instruments” for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations — Interest and Original Issue Discount,” in the accompanying prospectus.

Subsequent Interest Periods

We may issue notes that provide that we will have the option to reset the interest rate, or the Spread, Spread Multiplier, or method of calculation, as the case may be, for such notes, as specified in an applicable supplement. If we have the option to reset, an applicable supplement will indicate the optional reset date or dates on which the interest rate or the Spread, Spread Multiplier, or method of calculation, as the case may be, may be reset.

We will notify the trustee whether or not we intend to exercise the option relating to the note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 35 days prior to the optional reset date, the trustee will mail to the holder of the note a reset notice first class, postage prepaid, indicating whether we have elected to reset the interest rate, or the Spread, Spread Multiplier or method of calculation, as the case may be.

If we elect to reset the interest rate, or the Spread, Spread Multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating the new interest rate or the new Spread, Spread Multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur during the subsequent interest period.

Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or the new Spread, Spread Multiplier or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

Despite the foregoing, not later than 20 days prior to an optional reset date for a note, we may, at our option, revoke the interest rate, or the Spread or Spread Multiplier, provided for in the reset notice relating to the optional reset date and establish a higher interest rate, or a higher Spread or Spread Multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

We can make the revocations by causing the trustee to mail notice of the higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All notes for which the interest rate or Spread or Spread Multiplier is reset on an optional reset date will bear the higher interest rate, or higher Spread, Spread Multiplier, as the case may be, whether or not tendered for repayment.

The holder of a note will have the option to elect repayment of the note by us on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth under “Description of Debt Securities — Optional Redemption; Optional Repayment; No Sinking Fund” in the accompanying prospectus for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

Renewable Notes

We may issue variable rate renewable notes that will bear interest at the interest rate (calculated with reference to a base rate and the Spread or Spread Multiplier, if any) that will mature on an Interest Payment Date as specified in an applicable supplement, unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below and in an applicable supplement. On the Interest Payment Dates specified in an applicable supplement (each such Interest Payment Date, an “election date”), the maturity of the renewable notes will be extended to the Interest Payment Date occurring twelve months after the election date, unless the holder thereof elects to terminate the automatic extension of the maturity of the renewable notes or of any portion thereof having a principal amount of $750,000 and any integral multiple thereof (or such other minimum denomination of the renewable notes) by delivering a notice to that effect to the trustee not less than nor more than a number of days to be specified in an applicable supplement prior to the election date. If no such notice period is specified in an applicable supplement, such notice shall be given no less than 30 days nor more than 60 days prior to the election date. This option may be exercised with respect to less than the entire principal amount of the renewable notes; provided that the principal amount for which the option is not exercised is at least $750,000 and any integral multiple thereof (or such other minimum denomination of the renewable notes). Notwithstanding the foregoing, the maturity of the renewable notes may not be extended beyond the final maturity date, as specified in an applicable supplement. If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and the election is not revoked as described below, that portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in an applicable supplement) after the election date prior to which the holder made the election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $750,000 and any integral multiple thereof (or such other minimum denomination of the renewable notes) by delivering a notice to that effect to the trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which the portion would otherwise mature. A revocation may be made for less than the entire principal amount of the renewable notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the renewable notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $750,000 and any integral multiple thereof (or such other minimum denomination of the renewable notes). Notwithstanding the foregoing, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding Interest Payment Date.

An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon the subsequent holder.

The renewable notes may be redeemed in whole or in part at our option on the Interest Payment Dates in each year specified in an applicable supplement, commencing with the Interest Payment Date specified in an applicable supplement, at a redemption price as stated in an applicable supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, notice of redemption will be provided by mailing a notice of redemption to each holder by first class mail, postage prepaid, at least 180 days (unless otherwise specified in an applicable supplement) prior to the date fixed for redemption.

Extension of Maturity

We may issue notes that provide that we have the option to extend the stated maturity of such notes for one or more whole year periods (each an “extension period”) up to but not beyond the final maturity date set forth in an applicable supplement and the basis or formula, if any, for setting the interest rate or the Spread or Spread Multiplier, as the case may be, applicable to any such extension period, as specified in an applicable supplement.

We may exercise the option with respect to a note by notifying the trustee of the exercise at least 45 but not more than 60 days prior to the original stated maturity date of the note in effect prior to the exercise of the option. No later than 35 days prior to the original stated maturity date, the trustee will mail to the holder of the note an extension notice relating to the extension period, first class, postage prepaid, setting forth:

•	our election to extend the stated maturity of the note;

•	the new stated maturity;

•	in the case of a fixed rate note, the interest rate applicable to the extension period;

•	in the case of a floating rate note, the Spread or Spread Multiplier applicable to the extension period; and

•	the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which the redemption may occur during the extension period.

Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of the note shall be extended automatically as set forth in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice.

Despite the above, not later than 20 days prior to the original stated maturity date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the Spread or Spread Multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher Spread or Spread Multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice shall be irrevocable. All notes with respect to which the original stated maturity date is extended will bear the higher interest rate, in the case of a fixed rate note, or higher Spread or Spread Multiplier, in the case of a floating rate note, for the extension period.

If we elect to extend the stated maturity of a note, the holder of the note may, if provided for in an applicable supplement, have the option to elect repurchase of the note by us on the original stated maturity date at a price equal to the principal amount thereof plus any accrued interest to that date. In order for a note to be so repurchased on the original stated maturity date, the holder thereof must follow the procedures set forth under “Description of Debt Securities — Optional Redemption; Optional Repayment; No Sinking Fund” for repurchase at the option of the holder, except that the period for delivery of the note or notification to the trustee shall be at least 30 but not more than 35 days prior to the original stated maturity date and except that a holder who has tendered a note for repurchase pursuant to an extension notice may, by written notice to the trustee, revoke the tender for repayment until the close of business on the tenth day prior to the original stated maturity date.

Discount Notes

We may issue notes (“Discount Notes”) that have an Issue Price (as specified in an applicable supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of Discount Notes and par is referred to as the “Discount.” In the event of redemption, repayment or acceleration of maturity of Discount Notes, the amount payable to the holders of such Discount Notes will be equal to the sum of:

•	the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

•	any unpaid interest accrued on such Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

Unless otherwise specified in an applicable supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for Discount Notes, a Discount will be accrued using a constant yield method. Unless otherwise specified in an applicable supplement, the constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the maturity of such Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for U.S. federal income tax purposes, certain Discount Notes may not be treated as having original issue discount for U.S. federal income tax purposes, and notes other than Discount Notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Amortizing Notes

We may issue notes (“Amortizing Notes”) with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in an applicable supplement, interest on each fixed rate Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months, and interest on each floating rate Amortizing Note will be computed on the same basis as the applicable Interest Rate Basis. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of a particular issuance of Amortizing Notes will be specified in an applicable supplement, including repayment information for such Amortizing Notes.

Indexed Notes

We may also offer indexed notes, which may be fixed or floating rate notes or bear no interest. An indexed note provides that the amount payable at its maturity, and/or the amount of interest (if any) payable on an Interest Payment Date, will be determined by reference to:

•	securities of one or more issuers,

•	one or more currencies,

•	one or more commodities,

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in an applicable supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency), and/or

•	one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as an “index property.” If you are a holder of an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed note may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed notes may be exchangeable, at our option or the holder’s option, for securities of an issuer other than us.

If you purchase an indexed note, an applicable supplement will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the note may be settled physically or in cash. The Calculation Agent may exercise significant discretion in calculating the amounts payable with respect to the indexed note. An applicable supplement may also include information regarding any special United States federal income tax considerations relating to the purchase, ownership and disposition of any indexed note.

No holder of an indexed note will, as such, have any rights of a holder of the index property referenced in the note or deliverable upon settlement, including any right to receive payment thereunder.

Withholding Tax and Payment of Additional Amounts

Unless the applicable supplement provides otherwise, all payments of principal and/or interest in respect of the notes shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatsoever nature imposed or levied by or on behalf of Ireland, or any political subdivision or any authority thereof or therein having the power to tax, unless such withholding or deduction is required by law. In that event, unless the applicable supplement provides otherwise, except in certain circumstances we will pay such additional amounts as will result (after such withholding or deduction) in the receipt by the holders of such notes of such sums that would have been received (in the absence of such withholding or deduction) from us in respect of such notes. See “Description of Debt Securities — Withholding Tax and Payment of Additional Amounts” in the accompanying prospectus.

Redemption for Tax Reasons

Unless an applicable supplement provides otherwise, and, in the case of undated subordinated notes, we satisfy the conditions for solvency described under “Description of Debt Securities — Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities” in the accompanying prospectus, we will have the option to redeem all, but not some, of a series of notes at a redemption price equal to 100% of the principal amount of notes being redeemed together with any accrued but unpaid interest in respect of such notes if we are required to pay certain additional amounts with respect to such notes. See “Description of Debt Securities — Redemption for Tax Reasons” in the accompanying prospectus.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Notes

The notes are being offered on a continuous basis for sale pursuant to a distribution agreement, dated as of December 8, 2006, between us and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, together with such other agents as may be appointed by us with respect to a particular series of notes (the “agents”).

We may sell the notes from time to time in their initial offering as follows:

•	through one or more of the agents;

•	to one or more agents as principal for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we or one or more of the agents acting with us or on our behalf may also purchase notes and reoffer them to the public by one or more of the methods described above. This prospectus supplement may be used in connection with any offering of our notes through any of these methods or other methods described in an applicable supplement.

The notes we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase notes directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase notes from the public on our behalf. If required, an applicable supplement relating to any particular offering of notes will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. We will pay a commission to an agent for notes sold through such agent as agent as described in an applicable supplement. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

From time to time, we may sell notes to one or more of the agents acting as principals. The agents, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those notes to the public.

We may sell notes from time to time to one or more underwriters, who would purchase the notes as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell notes to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in an applicable supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the notes for whom they may act as agents. Underwriters may resell the notes to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. An applicable supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of notes.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase notes under contracts providing for payment and delivery on future dates. An applicable supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We have agreed to indemnify the agents against certain liabilities (including liabilities under the Securities Act) or to contribute to payments the agents may be required to make in respect thereof. We may also from time to time agree to reimburse one or more of the agents for certain other expenses.

In connection with an offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the notes are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, the Bank or our subsidiaries in the ordinary course of business. Additional disclosure regarding these affiliations, if any, will be included in an applicable supplement to the extent required by applicable law.

No underwriter that is an NASD member is permitted to sell notes in an offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

Each Agent has agreed that it will not knowingly offer, sell or offer to sell the notes to a resident of Ireland, or a person whose usual place of abode is in Ireland and it will not knowingly distribute or cause to be distributed in Ireland any offering material in connection with the notes.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (which we refer to as a “Relevant Member State”), each agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes that are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member state other than:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) at any time if the denomination per note being offered amounts to at least 50,000 euros.

(e) in any circumstance falling within Article 3 of the Prospectus Directive, provided that no such offer of notes shall require the issuer or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.]

For the purposes of this provision, the expression an “offer of notes” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each Agent has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 (“FSMA”) would not, if the issuer was not an authorized person, apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The offer and sale of the securities in Hong Kong, Japan, Singapore and most other jurisdictions is restricted by law to specified communications and investors as set forth in such laws and in related rules and regulations.

Market-Making Resales by Affiliates

This prospectus supplement, the accompanying prospectus and one or more accompanying supplements may be used by one or more of our affiliates in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, one of our affiliates may resell a note it acquires from other holders after the original offering and sale of the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions one of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. One of our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of an applicable supplement relating to a particular issuance of notes relates to the initial offering of the notes described in such supplement. This amount does not include notes sold in market-making transactions. The latter include notes to be issued after the date of this prospectus supplement, as well as notes previously issued.

The Governor and Company of the Bank of Ireland does not expect to receive any proceeds from market-making transactions. The Governor and Company of the Bank of Ireland does not expect that any of its affiliates that engage in these transactions will pay any proceeds from its market-making resales to The Governor and Company of the Bank of Ireland.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless The Governor and Company of the Bank of Ireland or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement, the accompanying prospectus and any accompanying supplement are being used in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of notes will be a new issue, and there will be no established trading market for any note prior to its original issue date. We may not list any particular series of notes on a securities exchange or quotation system, and any underwriters to whom we sell notes for public offering may make a market in those notes. However, any underwriter that makes a market is not obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the notes.

Unless otherwise indicated in an applicable supplement or confirmation of sale, the purchase price of the notes will be required to be paid in immediately available funds in New York City.

In this prospectus supplement, the term “offering of notes” means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

LEGAL MATTERS

Unless otherwise specified in an applicable supplement, certain legal matters with respect to the validity of the notes under New York law and certain tax matters will be passed upon for us by our United States counsel, Debevoise & Plimpton LLP. Unless otherwise specified in an applicable supplement, the validity of the notes under Irish law and certain tax matters will be passed upon by our Irish solicitors, Arthur Cox. Debevoise & Plimpton LLP may rely on the opinion of Arthur Cox as to all matters of Irish law and Arthur Cox may rely on the opinion of Debevoise & Plimpton LLP as to all matters of New York law. Unless otherwise specified in an applicable supplement, the validity of the notes will be passed upon for any agents or underwriters by Sidley Austin LLP, United States counsel for such agents and underwriters. Sidley Austin LLP may also rely on the opinion of Arthur Cox as to certain matters of Irish law.

Such other opinions required to be delivered by counsel pursuant to the terms of an underwriting agreement relating to an issuance of notes will be specified in an applicable supplement relating to such notes.

PROSPECTUS

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

Debt Securities

This prospectus describes the general terms that may apply to our debt securities described herein and the general manner in which they may be offered. The specific terms of the debt securities, and the manner in which they are offered, will be set forth and described in one or more separate supplements to this prospectus. Such supplements may also add to, update, supplement or clarify information contained in this prospectus. You should carefully read this prospectus and any applicable supplement carefully before you invest in any debt securities.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in an applicable supplement.

Unless otherwise specified in an applicable supplement, we will not list the debt securities on any securities exchange or make them available for quotation on any quotation system.

INVESTING IN THE DEBT SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED MARCH 31, 2008 AND THE RISK FACTORS INCLUDED IN ANY SUPPLEMENT TO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE YOU INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The debt securities are not deposit liabilities of The Governor and Company of the Bank of Ireland and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction or subject to the deposit protection scheme maintained by the Central Bank and Financial Services Authority of Ireland.

The Governor and Company of the Bank of Ireland may use this prospectus together with one or more accompanying supplements in the initial sale of the debt securities. In addition, one or more affiliates of The Governor and Company of the Bank of Ireland may use this prospectus together with one or more accompanying supplements in a market-making transaction in the debt securities after their initial sale. Unless The Governor and Company of the Bank of Ireland or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus and any accompanying supplements are being used in a market-making transaction.

The date of this prospectus is July 15, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC using a “shelf” registration process. Under this shelf process, the debt securities covered by this prospectus may be sold in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide one or more separate prospectus supplements, product supplements or pricing supplements that will contain specific information about the terms of that offering. The supplements may also add to, update, supplement or clarify information contained in this prospectus. Before you invest in any debt securities, you should read this prospectus and any applicable supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, the term “Bank” means The Governor and Company of the Bank of Ireland, references to “we,” “our” and “us” are to the Bank and references to the “Bank of Ireland Group” or the “Group” are to the Bank and its consolidated subsidiaries. References to “dollars” or “$” are to currency of the United States of America. References to “euro” or “€” are to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended. References to “IFRS” are to the International Financial Reporting Standards as adopted by the European Union. We publish our consolidated financial statements in euro. Amounts in dollars, unless otherwise stated, have been translated from euro at the noon buying rate in New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York on July 14, 2008, which was $1.5914 to €1.0000. This rate should not be construed as a representation that the euro amounts actually denote such dollar amounts or have been, could have been, or could be converted into dollars at the rate indicated.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

We are an Irish company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish solicitors, Arthur Cox, that there is doubt as to enforceability in the Irish courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Ireland. The enforceability of any judgment in Ireland will depend on the particular facts of the case in effect at the time.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference herein, including any targets, forecasts, projections and descriptions of anticipated cost savings, statements regarding the possible development or possible assumed future results of operations, any statement preceded by, followed by or that includes the words “believes,” “expects,” “aims,” “intends,” “will,” “may,” “anticipates” or similar expressions or the negatives thereof, and other statements that are not historical facts, are or may constitute forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995). Examples of forward-looking statements include among others, statements regarding our future financial position, liquidity, income growth, business strategy, projected costs, estimates of capital expenditure, and plans and objectives for future operations. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is inherently subject to risk and uncertainties that could cause actual performance or results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to:

•	risks and uncertainties relating to profitability targets;

•	prevailing interest rates;

•	the performance of the Irish and United Kingdom economies and the international capital markets, including developments relating to property markets, the expected level of credit defaults, the extent to which the value of securities and other assets held by us are impaired due to market and other factors and the general uncertain and difficult economic conditions which have prevailed in the past year and continue to exist;

•	our ability to expand certain of our activities;

•	our ability to maintain growth in certain of our businesses;

•	competition;

•	regulatory developments;

•	the availability and cost of funding sources, particularly in light of developments in international credit markets during the past year;

•	uncertain economic conditions, particularly in Ireland and the United Kingdom;

•	risks concerning borrower credit quality;

•	liquidity risk associated with the availability or cost of funding;

•	market risks associated with fluctuations in short-term and long-term interest rates, foreign exchange rates and asset prices;

•	inadequate or ineffective management of our capital resources;

•	operational risks;

•	risks related to legal, regulatory and governmental requirements and oversight;

•	risks associated with strategic decisions and the competitive environment; and

•	risk regarding mortality, morbidity and longevity.

We do not undertake to release publicly any revision or update to these forward-looking statements to reflect events, circumstances or unanticipated events occurring after the date hereof. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in compliance with such laws, we file annual reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing to the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1 800 SEC 0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.) In addition, you may inspect and copy these materials at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed. In addition, your debt securities may specify that certain documents will be available for inspection at the office of the paying agent.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. Information we file with the SEC will automatically update and supersede the information in this prospectus, including information so incorporated by reference.

This prospectus is a part of a registration statement we have filed with the SEC and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Bank, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed.

We filed our Annual Report on Form 20-F for the fiscal year ended March 31, 2008, which we are incorporating by reference into this prospectus, with the SEC on July 8, 2008.

We are also incorporating by reference all reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC between the date of this prospectus and the termination of any offering contemplated in this prospectus (other than information in such documents that is deemed not to be filed).

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

The Governor and Company of the Bank of Ireland
Attention: Group Secretary’s Office
Lower Baggot Street
Dublin 2, Ireland
+353 1 6615933

DESCRIPTION OF THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

The Governor and Company of the Bank of Ireland was established as a chartered corporation by an Act of the Irish Parliament of 1781/2 and by a Royal Charter of King George III in 1783. The Bank of Ireland Group is one of the largest financial services groups in Ireland with total assets of €197 billion ($314 billion) at March 31, 2008 on an IFRS basis. The address of our principal executive offices is Lower Baggot Street, Dublin 2 (Telephone +353 1 6615933).

We provide an extensive range of banking and other financial services. All of these services are provided by us in Ireland, with selected services being offered in the United Kingdom and internationally. We have a network of retail branches in Ireland and joint ventures in the United Kingdom engaged in the provision of consumer financial services. Our corporate banking and global markets businesses conduct our international business with centers in Dublin, London and the United States, as well as branches in Paris and Frankfurt, and representative offices in New York, Chicago and Los Angeles.

We provide fund management services through our Asset Management business. Our other subsidiaries include Bank of Ireland Life Holdings plc, a life assurance and pensions company in Ireland, ICS Building Society, a home mortgage business in Ireland, and Bank of Ireland Mortgage Bank. In October 2007, the business of Bristol & West plc was transferred to our United Kingdom branch.

USE OF PROCEEDS

Unless otherwise indicated in an applicable supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes. We will receive the net proceeds only from sales of the debt securities made in connection with their original issuance. We do not expect to receive any proceeds from resales of the debt securities by our affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time we sell debt securities, we will prepare and file one or more supplements to this prospectus with the SEC, which you should read carefully. The applicable supplements may contain additional terms and provisions relating to those debt securities. If there is any inconsistency between the terms and provisions presented here in this prospectus and those presented in any applicable supplement, those presented in the applicable supplements will apply and will supersede those set forth in this prospectus.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any of our or our subsidiaries’ or affiliates’ assets or property unless otherwise specified in an applicable supplement. The Subordinated Debt Securities either will have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”).

We will issue Senior Debt Securities under an indenture, dated as of December 8, 2006 (the “Senior Debt Indenture”), between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, or its successor, and we will issue Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively, the “Dated Subordinated Debt Indenture” and “Undated Subordinated Debt Indenture”), in each case between us and The Bank of New York Mellon, as trustee, or its successor. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those made part of the indenture by reference to the Trust Indenture Act. The Senior Debt Indenture, the Dated Subordinated Debt Indenture and Undated Subordinated Debt Indenture are each sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” References herein to the “trustee” shall be to the trustee under the applicable indenture(s), as the context requires. We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not our deposit liabilities and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction or subject to the deposit protection scheme maintained by the Central Bank and Financial Services Authority of Ireland.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

None of the indentures limits the amount of debt securities that we may issue thereunder or the amount of additional secured indebtedness to which unsecured debt securities will be effectively subordinated or unsecured indebtedness ranking equally and ratably with the senior debt securities and senior to the Subordinated Debt Securities that we may incur. We may issue debt securities under each indenture in one or more series, or as units comprised of two or more related series. An applicable supplement will indicate for each series or for two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the date or dates on which principal is payable or how to determine the date or dates;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	if interest is payable, the date or dates on which interest will be payable or how to determine the date or dates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the applicable discount;

•	any condition applicable to payment of any principal, premium or interest on the Debt Securities of any series;

•	the place or places at which any payments on the debt securities are payable;

•	the terms of any mandatory or optional redemption of the debt securities;

•	the denominations in which the debt securities will be issued;

•	whether and how the debt securities may or must be converted into any other type of securities or other property or combination thereof;

•	the currency or currencies in which the debt securities are denominated and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	any reference index, indices, asset or assets we will use to determine the amount of any payments on the debt securities;

•	any other or different Senior Debt Securities Events of Default or any other or different Subordinated Debt Securities Events of Default (as such terms are defined below) or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any additional restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay additional amounts, as explained below, on the debt securities;

•	the record date for any payment of principal, interest or premium;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal or Irish tax considerations.

Debt securities may bear interest at a fixed rate or a floating rate, or a combination of fixed and floating rates. We may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”) or that pay principal and interest thereon in installments over their terms.

Holders of debt securities have no voting rights except as explained below under “— Modifications and Amendments — Modifications and Amendments with Consent of Holders” and “— Events of Default.”

Market-Making Transactions.

If you purchase your debt securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which one of our affiliates resells a debt security that it has previously acquired from another holder.

Payments; Arrears of Interest for Undated Subordinated Debt Securities.

An applicable supplement will specify the date or dates on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date or dates for payments of principal and any premium, on any particular series of debt securities. An applicable supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraphs. Our failure to make a payment in respect of any Undated Subordinated Debt Securities (unless the payment is required as we describe in the following two paragraphs) shall not constitute a Subordinated Debt Securities Event of Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments in respect of any other payment date, shall, so long as they remain unpaid, constitute “Arrears of Interest.” Arrears of Interest will accumulate until paid, but will not bear interest.

We may choose to pay any Arrears of Interest in whole or in part to holders of Undated Subordinated Debt Securities as of a record date or dates established by us at any time on not less than seven days’ notice to the trustee. However, all outstanding Arrears of Interest in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to our solvency, as explained below, become due and payable in full on whichever is the earliest of:

•	the date on which a dividend or other distribution is next declared, paid or made on any class of our stock or share capital;

•	the date fixed for any redemption of the Undated Subordinated Debt Securities; and

•	the commencement of our winding-up.

In addition, current interest in respect of Undated Subordinated Debt securities shall, subject to our solvency, as explained below, become due and payable in full on the interest payment date following the date specified in the first bullet point above.

If we give notice of our intention to pay the whole or part of the Arrears of Interest on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to our being solvent, as explained below, to do so on the date specified in our notice. When Arrears of Interest in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of Arrears of Interest accrued on the earliest payment date or consecutive payment dates with respect to which there are unpaid amounts.

Not withstanding the foregoing, all payments of principal, premium, if any, and interest, including Arrears of Interest, if any, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. We shall be solvent if:

•	we are able to pay our debts to Senior Creditors (as defined below) as they fall due; and

•	our Assets (as defined below) exceed our Liabilities (as defined below) to Senior Creditors.

“Assets” means our total non-consolidated gross assets and “Liabilities” means our total non-consolidated gross liabilities, all as shown in our latest published audited balance sheet but adjusted for contingencies and subsequent events, all valued in the manner as our directors or, as the case may be, liquidator (in each case, as described below), may determine to be appropriate. “Senior Creditors” means our creditors (a) who are our depositors and other unsubordinated creditors or (b) who are our subordinated creditors (including the holders of Dated Subordinated Debt Securities) other than those whose claims rank, or are expressed to rank, equally with or junior to the claims of the holders of Undated Subordinated Debt Securities (whether only in the event of our winding-up or otherwise).

A report as to our solvency by (i) two of our directors or (ii) if we are winding-up in Ireland, our liquidator, shall, unless the contrary is proved, be treated and accepted by us, the trustee under the Undated Subordinated Debt Indenture and the holders of Undated Subordinated Debt Securities as correct and sufficient evidence of solvency or insolvency.

Ranking

Status of Senior Debt Securities

Unless otherwise specified in an applicable supplement, the Senior Debt Securities will constitute direct, unsecured, senior obligations of the Bank and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding, except such obligations as are preferred by law. Unless otherwise specified in an applicable supplement, the Senior Debt Securities will be effectively subordinated to any of our existing and future secured indebtedness. The Senior Debt Securities will also be effectively subordinated to the liabilities and commitments of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

To the extent specified in an applicable supplement, the Senior Debt Securities may be secured, and such secured Senior Debt Securities will rank senior in right of payment to any and all existing and future indebtedness of the Bank that is expressly subordinated to such secured securities, will rank effectively senior in right of payment to any and all unsecured unsubordinated indebtedness of the Bank to the extent of the value of the collateral securing such secured Senior Debt Securities (subject to any priority rights for such unsecured indebtedness pursuant to applicable law), will rank equally in right of payment among themselves and (except to the extent of the value of the collateral) will rank equally with all existing and future senior indebtedness that is not expressly subordinated to such secured Senior Debt Securities, except such obligations as are preferred by law.

Status and Subordination of Dated Subordinated Debt Securities

The Dated Subordinated Debt Securities will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of holders of Dated Subordinated Debt Securities will be, in the event of our winding-up, subordinated in right of payment to the claims of all of our unsubordinated creditors, and will rank, in the event of our winding-up, at least equally in right of payment with all of our other Subordinated Indebtedness, present and future. “Subordinated Indebtedness” means all of our indebtedness that is subordinated, in the event of our winding-up, in right of payment to the claims of our depositors and other unsubordinated creditors and so that indebtedness shall include all liabilities, whether actual or contingent.

Status and Subordination of Undated Subordinated Debt Securities

The Undated Subordinated Debt Securities will constitute our unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of the holders of Undated Subordinated Debt Securities are subordinated to the claims of Senior Creditors in that payments of principal and interest and Arrears of Interest in respect of the Undated Subordinated Debt Securities are conditional upon our being solvent (as described above under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities”) at the time of payment by us and in that no principal or interest shall be payable in respect of Undated Subordinated Debt Securities except to the extent that we could make such payment and still be solvent immediately thereafter. The Undated Subordinated Debt Securities will rank junior in priority to Dated Subordinated Debt Securities.

Except in connection with a permitted transaction as described under “— Consolidation, Merger or Sale of Assets,” if an order is made or an effective resolution is passed for our winding-up in Ireland, we shall, in lieu of any other payment on the Undated Subordinated Debt Securities, but subject to our being solvent, be obliged to pay, in respect of the Undated Subordinated Debt Securities, such amounts as would have been payable if the holders of such Undated Subordinated Debt Securities had, on the day preceding the commencement of such winding-up, become holders of our preference stock or shares in our capital forming or being part of a class having a preferential right in the winding-up over the holders of all other classes of our stock or shares in our capital and entitled to receive in such winding-up an amount equal to the redemption price (as described below under “— Optional Redemption; Optional Repayment; No Sinking Fund”) together with any interest accrued but unpaid since the interest payment date next preceding or coinciding with the commencement of such winding-up, and Arrears of Interest.

Withholding Tax and Payment of Additional Amounts

All payments of principal and/or interest in respect of the debt securities shall be made without withholding or deduction for or on account of any present or future tax, duty or charge of whatsoever nature imposed or levied by or on behalf of Ireland, or any political subdivision or any authority thereof or therein having the power to tax, unless such withholding or deduction is required by law. In that event, unless an applicable supplement provides otherwise, we will pay such additional amounts as will result (after such withholding or deduction) in the receipt by the holders of such debt securities of such sums that would have been received (in the absence of such withholding or deduction) from us in respect of such debt securities, except that no such additional amounts shall be payable in respect of any debt securities:

•	to, or on behalf of, a holder (or beneficial owner) of such debt securities who is liable for any such tax, duty or charge in respect of such debt securities by reason of having some connection with Ireland, or any political subdivision or any authority thereof or therein having the power to tax, other than the mere holding or ownership of such debt securities; and/or

•	to, or on behalf of, a holder (or beneficial owner) of such debt securities who fails to comply with any request by us or our paying agent for any information or certification concerning the nationality, residence or identity of the holder or beneficial owner or any other information or certification required to establish the eligibility of the holder to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty or charge (under then current law, regulation or practice); and/or

•	presented for payment more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later, except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on the last day of such period of 30 days (assuming, whether or not such is in fact the case, such last day to be an Interest Payment Date); and/or

•	where such withholding or deduction is imposed on a payment to, or on behalf of, an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive; and/or

•	presented for payment by, or on behalf of, a holder who would be able to avoid such withholding or deduction by presenting such debt security to another paying agent.

Whenever we refer in this prospectus and any supplement to the payment of the principal of, any premium, or any interest, we mean to include the payment of additional amounts to the extent that, in context, additional amounts are, were or would be payable.

Redemption for Tax Reasons

Unless an applicable supplement provides otherwise, and, in the case of Undated Subordinated Debt Securities, we satisfy the conditions for solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities,” we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice on any dates as are specified in an applicable supplement if:

•	we are required to issue definitive securities (see “— Book-Entry Debt Securities — Holders Option to Obtain Definitive Securities”) and, as a result, we are or would be required to pay additional amounts with respect to such debt securities; or

•	we determine that as a result of a change in or amendment to the laws or regulations of Ireland, or any political subdivision or any authority thereof or therein having the power to tax, or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of any applicable supplement, we will or would be required to pay holders additional amounts, or we would not be entitled to claim a deduction in respect of any payments in computing our taxation liabilities.

In each case, before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest and Arrears of Interest, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption; Optional Repayment; No Sinking Fund

If an optional redemption right is specified in the supplement relating to a series of debt securities, then on such date or dates specified in an applicable supplement, we may redeem such debt securities, in full or in part as applicable, prior to the stated maturity date of such debt securities. Such redemptions shall be made in whole or, at our option, from time to time in part in principal amounts equal to the authorized denominations specified in an applicable supplement (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest and Arrears of Interest, if any, accrued thereon to the date of redemption. Unless otherwise set forth in an applicable supplement, we must give written notice to the holders of the debt securities to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. “Redemption price,” with respect to an offering of debt securities, unless otherwise set forth in an applicable supplement, means an amount equal to the initial redemption percentage specified in an applicable supplement (as adjusted by the annual redemption percentage reduction, as described in the supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to an offering of debt securities shall decline at each anniversary of the initial redemption date applicable thereto by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed.

If fewer than all of the debt securities of a particular series are to be redeemed, the trustee will select the debt securities to be redeemed by such method as it shall deem fair and appropriate. If any debt security is redeemed in part only, a new debt security in principal amount equal to the unredeemed principal portion will be issued.

If a repayment right is specified in the supplement relating to a series of debt securities (repayment at the option of the holder will not be applicable to Subordinated Debt Securities), such debt security will be subject to repayment at the option of the holder and we will repay the debt securities or applicable portion thereof on the repayment date(s), if any, indicated in an applicable supplement. Such repayments shall be made in whole or in part on such repayment date(s) in increments of the authorized denominations specified in an applicable supplement (provided that any remaining principal amount thereof shall be at least equal to the minimum authorized denomination applicable thereto), at the applicable repayment price (expressed as a percentage of the principal amount of the debt securities for which repayment is requested) specified in an applicable supplement (which unless otherwise specified in an applicable supplement shall be 100%), together with unpaid interest and Arrears of Interest, if any, accrued thereon to the date of repayment. For a debt security to be repaid, the trustee must receive, at its office, or at such other place or places of which we shall from time to time notify the holders, not more than 75 nor less than 30 calendar days prior to the applicable date of repayment, (i) the applicable debt security with the form entitled “Option to Elect Repayment,” attached to the debt security, duly completed by the holder or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of the applicable debt security, the principal amount thereof, the certificate number of the applicable debt security or a description of the applicable debt security’s tenor and terms, the principal amount thereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the applicable debt security, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the trustee (or an agent on behalf of the trustee) not later than the fifth Business Day (as defined in each indenture) after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if the applicable debt security and form duly completed are received by the trustee (or an agent on behalf of the trustee) by such fifth Business Day. Exercise of such repayment option by the holder of a debt security shall be irrevocable.

No debt securities will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in an applicable supplement.

Purchase of Debt Securities by the Bank

We may at any time purchase debt securities at any price or prices in the open market or otherwise, and, in the case of Undated Subordinated Debt Securities, if we satisfy the conditions for solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities.” Debt securities purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the debt securities by us.

Reopening of Series

We may, from time to time, without the consent of existing holders, reopen a series of debt securities and issue one or more additional tranches of debt securities with the same terms, including maturity and interest payment terms, as debt securities of such series issued on an earlier date, except for the issue date, the amount, the first payment date of interest and as otherwise set forth in the supplement relating to such tranche of debt securities. After such additional debt securities are issued, they will be fungible with the previously issued debt securities to the extent specified in an applicable supplement.

Convertible or Exchangeable Securities

Unless an applicable supplement specifies otherwise, optionally convertible or exchangeable debt securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable debt securities into or for the underlying security, basket or baskets of securities, index or indices of securities, other property or combination thereof, at a specified rate of exchange. Optionally convertible or exchangeable debt securities will be redeemable at our option prior to maturity, if an applicable supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable debt securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable debt securities.

Unless an applicable supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable debt securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable debt securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination thereof, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable debt security. If an applicable supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable debt security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, other property or combination thereof so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, other property or combination thereof.

To the extent appropriate, we will register any and all underlying securities that are deliverable in respect of such convertible or exchangeable debt securities prior to the time of offering or sale or as otherwise required by applicable securities law.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable debt security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, other property or combination thereof, or the cash value thereof, as an applicable supplement may specify.

Modifications and Amendments

Modifications and Amendments Without Consent of Holders

We may enter into a supplemental indenture to an indenture with the trustee at any time, without the consent of any holder of debt securities issued thereunder for the purpose of:

•	conveying, transferring, assigning, mortgaging or pledging to the trustee any property or assets as security for the debt securities;

•	curing any ambiguity or correcting or supplementing any provision contained in the indenture, or the debt securities or any supplemental indenture, which may be defective or inconsistent with any other provision contained in the indenture, the debt securities or the relevant supplemental indenture, which shall not materially adversely affect the interests of any holder of the debt securities;

•	adding to our covenants or those of the trustee for the benefit of the holders of the debt securities or to surrender any right or power conferred in the indenture on us;

•	adding any additional Events of Default to the indenture;

•	evidencing and providing for the acceptance of appointment by a successor trustee with respect to the debt securities;

•	providing for the issuance of and establishing the forms and terms and conditions of the debt securities; or

•	establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or any debt securities.

Modifications and Amendments with Consent of Holders

We and the trustee may enter into one or more supplemental indentures to an indenture for the purpose of making any amendment or modification to the debt securities issued thereunder or the indenture or modifying in any manner the rights of any holder of debt securities with the consent of the holder(s) representing at least a majority in aggregate principal amount of debt securities affected by the proposed modification at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of any such debt security or change the terms of any such debt security, in the case of Undated Subordinated Debt Securities, to include a maturity date, or, in the case of Senior Debt Securities and Dated Subordinated Debt Securities, change the time of payment of any installment of interest on any such debt security;

•	reduce the principal amount of or interest or Arrears of Interest, if applicable, on, or any premium payable on any such debt security;

•	change any place of payment where, or the coin or currency in which the principal of premium, if any or interest on, any such debt security is payable;

•	change our obligation, or any successor’s, if any, to pay additional amounts;

•	impair or affect the right of any holder of such debt securities to institute suit for the enforcement of any payment on or with respect to such debt securities;

•	reduce the percentage of the aggregate principal amount of such outstanding debt securities, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of defaults thereunder and their consequences provided for in the indenture;

•	modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each such outstanding debt security;

•	modify or alter the provisions of the definition of “Outstanding” in the indenture;

•	modify or affect in any manner adverse to the interest of any holder of such debt securities or the terms and conditions of our obligations, regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to such debt securities; or

•	in the case of the Dated Subordinated Debt Indenture and the Undated Subordinated Debt Indenture, modify the subordination provisions of any Subordinated Debt Security in a manner adverse to the holders thereof.

Events of Default

Senior Debt Securities Events of Default

Upon the occurrence of a Senior Debt Securities Event of Default (defined below), a series of Senior Debt Securities may become due and payable in an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such Senior Debt Securities are non-interest bearing, the amortized face amount of such debt securities or such other redemption amount as may be specified in an applicable supplement.

Unless an applicable supplement provides otherwise, a “Senior Debt Securities Event of Default” with respect to a particular series of Senior Debt Securities shall result if:

•	we fail to pay the principal (other than installment payments), when due and payable, with respect to such series of Senior Debt Securities and continuance of such failure for a period of seven days;

•	we fail to pay any interest, premium, if applicable, installment payments, if applicable, or any other amounts, when due and payable, with respect to such series of Senior Debt Securities and continuance of such failure for a period of 15 days;

•	we fail to observe or perform in any material respect any covenant contained in the Senior Debt Indenture (other than those listed in the first, second and, if applicable, eighth bullet points herein and other than a covenant which has expressly been created solely for the benefit of any series of Senior Debt Securities other than that series) for such series of Senior Debt Securities for a period of 60 days after the date on which the trustee provides us written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the applicable series of Senior Debt Securities provide us and the trustee written notice in the same manner, specifying such failure and, in each case, requiring such failure to be remedied and stating that it is a “notice of default;”

•	an order is made or an effective resolution passed for our winding-up or dissolution except in connection with any transaction permitted under “— Consolidation, Merger or Sale of Assets” below;

•	we (a) stop payment (within the meaning of any applicable bankruptcy law) or (b) (otherwise than in connection with any transaction permitted under “— Consolidation, Merger or Sale of Assets” above) cease or through an official action of the Court of Directors or other governing entity of the Bank threaten to cease to carry on all or substantially all of our business or are unable to pay our debts as and when they fall due (within the meaning of section 345 of the Companies Act 1963 of Ireland, as amended);

•	we or any third party file an application under any applicable bankruptcy, reorganization, composition or insolvency law against us and, in the case of an application by a third party the application is not dismissed within 30 days or we make a conveyance or assignment for the benefit of, or enter into any composition with, our creditors in general;

•	a receiver, examiner or other similar official is appointed in relation to us or in relation to the whole or a material part of our assets, or the protection of the court is granted to us, or an encumbrancer takes possession of the whole or a material part of our assets, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of our assets in respect of a debt of more than €10,000,000 (or its equivalent in another currency) and, in any of the foregoing cases, is not discharged within 30 days; or

•	any other Senior Debt Securities Event of Default provided in an applicable supplement.

If a Senior Debt Securities Event of Default specified in the fourth, fifth, sixth or seventh bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the Senior Debt Securities will be immediately due and payable without any declaration or other action by us, the trustee or the holder of any Senior Debt Security. If a Senior Debt Securities Event of Default specified in the first, second, third or eighth bullet point above shall have occurred and be continuing, the trustee or the holder(s) of more than 25% in aggregate principal amount of the outstanding debt securities of the affected series may, by written notice to us and the trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the Senior Debt Securities to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by us. This provision, however, is subject to the condition that, at any time after the principal of the Senior Debt Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the Senior Debt Securities then outstanding of the affected series by written notice to us and the trustee may rescind and annul such declaration and its consequences with respect solely to such Senior Debt Securities, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon.

Subordinated Debt Securities Events of Default

Upon the occurrence of a Subordinated Debt Securities Event of Default (defined below), a series of Subordinated Debt Securities may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such Subordinated Debt Securities are non-interest bearing, the amortized face amount of such Subordinated Debt Securities or such other redemption amount as may be specified in an applicable supplement.

Unless an applicable supplement provides otherwise, a “Subordinated Debt Securities Event of Default” with respect to a particular series of Subordinated Debt Securities shall result if:

•	we fail to pay any principal, interest, premium, if applicable, installment payments, if applicable, or any other amounts (other than as described under the second paragraph under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities”), when due and payable, with respect to such series of debt securities and continuance of such failure for a period of 15 days;

•	an order is made or an effective resolution passed for our winding-up or dissolution, except in connection with any transaction permitted under “— Consolidation, Merger or Sale of Assets” below; or

•	any other Subordinated Debt Securities Event of Default provided in an applicable supplement.

If a Subordinated Debt Securities Event of Default specified in the second bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the Subordinated Debt Securities will be immediately due and payable without any declaration or other action by us, the trustee or the holder of any Subordinated Debt Security. If a Subordinated Debt Securities Event of Default specified in the first or third bullet point above occurs and is continuing, the trustee or the holder(s) of more than 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of the affected series may, by written notice to us and the trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the Subordinated Debt Securities to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by us. In the case of a Subordinated Debt Securities Event of Default specified in the first or third bullet point above, the trustee or the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of such series may then also institute proceedings, but may take no other action in respect of such Event of Default, for our winding-up in Ireland (but not elsewhere) and prove a claim in such winding-up (or any other winding up otherwise instigated) to enforce our obligations in respect of the Subordinated Debt Securities of such series.

Such acceleration is subject to the condition that at any time after the principal of the Subordinated Debt Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the Subordinated Debt Securities then outstanding of the affected series by written notice to us and the trustee may rescind and annul such declaration and its consequences with respect solely to such Subordinated Debt Securities, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon.

If a Subordinated Debt Securities Event of Default with respect to a particular series of debt securities occurs and is continuing, the trustee may in its discretion, but subject to any restrictions or limitation otherwise contained in the applicable indenture, proceed to protect and enforce its rights and the rights of the holders of such debt securities by such appropriate judicial proceedings as the trustee deems most effectual to protect and enforce any such rights.

A payment on the Undated Subordinated Debt Securities will be deemed to be due even if we do not satisfy the conditions for solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities — Undated Subordinated Debt Securities.”

Application of Money Collected Under the Indenture

Following an event of default and during the continuance thereof, with respect to a series of debt securities, any monies that may then be held or thereafter received by the trustee with respect to such debt securities shall be applied in the following order, at the dates and in the manner fixed by the trustee:

•	first, to the payment of all amounts due to the trustee in accordance with the indenture;

•	second, to the payment of the amounts then due and unpaid upon such debt securities for principal, premium, if any, interest (including, in the case of Undated Subordinated Debt Securities, Arrears of Interest, if any) and sinking fund payments, if applicable, on such series of debt securities in respect of which or for the benefit of which such amounts have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such debt securities for principal, premium, if any, interest and sinking fund payments, if applicable, respectively; and

•	third, any remaining balance shall be returned to us.

Certain Rights of Holders

The holder(s) of a majority in aggregate principal amount of a series of debt securities at the time outstanding, who provide the trustee with indemnification satisfactory to the trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on the trustee by the indenture, in each case solely in respect of such debt securities; provided, however, that such direction shall not be in conflict with any rule of law or the indenture and would not involve the trustee in personal liability and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.

No holder of debt securities shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture for such debt securities or for the appointment of a receiver or trustee, unless:

•	the holder(s) of debt securities representing not less than 25% of the aggregate principal amount of such series of outstanding debt securities shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as the trustee;

•	such holder(s) have offered to the trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such written notice, written request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holder(s) of such series of debt securities representing at least a majority of the aggregate principal amount of the outstanding debt securities of such series.

With respect to the above, no holder(s) of debt securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of the relevant indenture to affect, disturb or prejudice the rights of any other holder of any debt security of a series or to obtain or to seek to obtain priority or preference over any other holder of any debt security of such series to enforce any right under such indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the debt securities of such series. Notwithstanding the foregoing, nothing in the debt securities or the relevant indenture will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such debt securities, or any other amount payable under such debt securities or such indenture, when and to the extent such payments become due.

Consolidation, Merger or Sale of Assets

We may, without the consent of the holders of any series of debt securities, consolidate or amalgamate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person, provided that:

(1) if we are not the survivor in such merger, the person formed by such consolidation or amalgamation or into which we are merged or the person which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety shall be an entity entitled to carry on the business of a bank, and shall expressly assume by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest including, in the case of Undated Subordinated Debt Securities, Arrears of Interest, if any, on all the debt securities in accordance with the provisions of such supplemental indenture and the performance or observance of every covenant of the indenture to be performed or observed by us;

(2) immediately after giving effect to such transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have happened and be continuing; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with the terms of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Trustee

Under each indenture, if an event of default with respect to the applicable debt securities has occurred and is continuing, the trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Except during the continuance of an event of default, each indenture provides that the trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the trustee will be read into the indenture.

No indenture provision will be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

•	this paragraph does not limit the effect of the immediately preceding paragraph;

•	the trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the indenture unless a “responsible officer” (as defined in the indenture) of the trustee has actual knowledge that such statements or opinions are false, provided that the trustee must examine such certificates and opinions to determine whether they conform to the requirements of the indenture;

•	the trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the trustee was negligent in ascertaining the pertinent facts;

•	the trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of debt securities representing at least a majority of the aggregate principal amount of the debt securities then outstanding (or if an event of default under the debt securities has occurred and the holders direct the trustee to take action as described under “— Certain Rights of Holders” above) under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the indenture; and

•	no provision of the indenture requires the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Pursuant to each indenture, we have the sole obligation to pay the fees due to the trustee, and we will indemnify the trustee with respect to certain matters. Under each indenture, we will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. In general excluded amounts include:

•	any cost, loss, damage, claim, expense, disbursement tax, penalty or liability of any kind resulting from the bad faith or negligence of the trustee; or

•	any income taxes or overhead expenses of the trustee.

The trustee may resign with respect to all debt securities under an indenture or any or all series of debt securities under an indenture at any time by giving not less than 60 days’ prior written notice thereof to us and the holders of the related debt securities. If no successor trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time:

•	the trustee shall cease to be eligible to serve as trustee under the requirements of the indenture and shall fail to resign after written request by us or any applicable holder of debt securities who has been a bona fide holder of a debt security for at least six months;

•	the trustee shall become incapable of acting with respect to the debt securities or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•	the trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to debt securities after written request by us or any applicable holder of debt securities who has been a bona fide holder of a debt security for at least six months;

then, we (except upon the occurrence and during the continuation of an event of default) may petition any court of competent jurisdiction to remove the trustee with respect to the applicable debt securities and appoint a successor trustee.

In addition to the right of petition given to the resigning trustee and the right of removal given to us pursuant to the preceding paragraphs, any holder who has been a bona fide holder of debt securities for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee or the removal of the trustee and the appointment of a successor trustee, as the case may be.

The trustee may also be removed with respect to all series of debt securities outstanding under an indenture at any time by holders of a majority of the aggregate principal amount of the outstanding debt securities of all series voting as a class, by delivering to the trustee and to us evidence required for such action by the indenture.

If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any reason, we shall promptly appoint a successor trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by holders of debt securities representing a majority of the aggregate principal amount of outstanding debt securities under an indenture delivered to us and the retiring trustee, the successor trustee so appointed shall, upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by us.

Meetings of Holders

A meeting of holders of a series of debt securities may be called at any time and from time to time pursuant to the relevant indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of debt securities.

Unless otherwise provided in a debt security certificate representing the applicable debt securities, the trustee may at any time call a meeting of holders of such debt securities for any purpose specified in the preceding paragraph, to be held at such time and at such place as the trustee shall determine. Notice of every meeting of such holders of debt securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not fewer than 21 nor greater than 180 days prior to the date fixed for the meeting.

Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture will be binding on all of the holders of debt securities, whether or not such holders were present or represented at the meeting.

Satisfaction and Discharge

Unless otherwise specified in an applicable supplement, each indenture will provide that when, among other things, all debt securities of a series issued thereunder not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit, or cause to be deposited with the trustee, money or United States government obligations (with respect to debt securities denominated in U.S. dollars) or foreign government obligations (with respect to debt securities denominated in the same foreign currency) or a combination thereof, as trust funds, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest (including, in the case of Undated Subordinated Debt Securities, Arrears of Interest, if any) to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture. Any government obligations deposited with the trustee to satisfy and discharge the indebtedness under a series of debt securities must be scheduled to mature prior to the maturity or redemption date of such debt securities. The trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of deposits made by us in connection with the satisfaction and discharge of any series of debt securities.

Defeasance and Covenant Defeasance

Unless we state otherwise in an applicable supplement, the Senior Debt Indenture and the Dated Subordinated Debt Indenture will provide (1) that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of Senior Debt Securities or Dated Subordinated Debt

Securities at any time, and (2) that we may instead be released from our obligations described above under “— Consolidation, Merger or Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series of Senior Debt Securities or Dated Subordinated Debt Securities, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

If we accomplish defeasance, holders would have to rely solely on the deposit (described below) for payments on their Senior Debt Securities or Dated Subordinated Debt Securities. Holders could not look to us for payment in the event of any shortfall.

If we accomplish covenant defeasance with regard to a series of Senior Debt Securities or Dated Subordinated Debt Securities, the covenant described under “— Consolidation, Merger or Sale of Assets” would no longer apply, and we may be released from certain other obligations, including obligations imposed by supplemental indentures, if any, with respect to such series of Senior Debt Securities or Dated Subordinated Debt Securities, and we may elect not to comply with those covenants and obligations without creating an event of default.

Defeasance or covenant defeasance may be effected with respect to a series of Senior Debt Securities or Dated Subordinated Debt Securities only if:

•	we irrevocably deposit with the trustee (or another trustee which satisfies the requirements of the Senior Debt Indenture or the Dated Subordinated Debt Indenture) as trust funds money or United States government obligations (with respect to Senior Debt Securities or Dated Subordinated Debt Securities denominated in U.S. dollars) or foreign government obligations (with respect to Senior Debt Securities or Dated Subordinated Debt Securities denominated in the same foreign currency) or a combination thereof, in each case, in an amount sufficient to pay and discharge and which shall be applied by the trustee (or any such other qualified trustee) to pay and discharge, the principal of and any premium and interest on, all outstanding Senior Debt Securities or Dated Subordinated Debt Securities of that series on the respective due dates in accordance with the terms of the Senior Debt Indenture or the Dated Subordinated Debt Indenture and the Senior Debt Securities or Dated Subordinated Debt Securities, as the case may be, and if applicable, any mandatory sinking fund payments applicable to such Senior Debt Securities or Dated Subordinated Debt Securities on the day on which such payments are due and payable in accordance with the terms of the Senior Debt Indenture or the Dated Subordinated Debt Indenture and the Senior Debt Securities or Dated Subordinated Debt Securities, as the case may be, provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of the deposits made by us in connection with the defeasance or covenant defeasance under any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of Senior Debt Securities or Dated Subordinated Debt Securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•	the holders of the Senior Debt Securities or Dated Subordinated Debt Securities of that series will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if the deposit, defeasance and discharge or the deposit and covenant defeasance were not to occur; and

provided, that in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the Senior Debt Indenture or the Dated Subordinated Debt Indenture, as the case may be;

•	no event of default under the Senior Debt Indenture or the Dated Subordinated Debt Indenture, as the case may be, has occurred and is continuing and, in the case of Senior Debt Securities, no event of default specified under the fourth, fifth, sixth or seventh bullet point of “— Events of Default — Senior Debt Securities Events of Default” shall occur and, in the case of Dated Subordinated Debt Securities, no event of default specified under the second bullet point of “— Event of Default — Subordinated Debt Securities Events of Default” shall occur within 90 days of such deposit;

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with;

•	if such Senior Debt Securities or Dated Subordinated Debt Securities are to be redeemed prior to their stated maturity date (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to the Senior Debt Indenture or the Dated Subordinated Debt Indenture, as the case may be, or provision therefor satisfactory to the trustee shall have been made; and

•	other conditions specified in the Senior Debt Indenture or the Dated Subordinated Debt Indenture, as the case may be, are met.

Miscellaneous

Notices

All notices regarding debt securities may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the debt securities as their names appear in the applicable debt security register maintained by the registrar or, for book-entry debt securities, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

Governing Law, Submission to Jurisdiction

Each indenture and any debt securities shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction, except that the authorization and execution of the indentures and any debt securities shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Bank and the trustee, as the case may be, and the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of Ireland. All judicial proceedings brought against us or the trustee arising out of or relating to an indenture or any debt security may be brought in a U.S. federal court located in New York City, the Borough of Manhattan, provided that the supplement for any debt securities may specify other jurisdictions as to which we may consent to the nonexclusive jurisdiction of its courts with respect to such debt securities. We have designated and appointed The Governor and Company of the Bank of Ireland, Connecticut Branch, as our authorized agent for service of process in any proceeding arising out of each indenture or relating to the debt securities of any series brought in any federal or state court sitting in the Borough of Manhattan in New York City.

Book-Entry Debt Securities

Unless otherwise specified in an applicable supplement, we will issue the debt securities in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any global security for this purpose is called the “depositary” for that global security.

Each global security will have one of the following as the depositary:

•	The Depository Trust Company, New York, New York, or DTC;

•	a financial institution holding the debt securities on behalf of Euroclear Bank S.A./ N.V., or Euroclear, as operator of the Euroclear system;

•	a financial institution holding the debt securities on behalf of Clearstream Banking, société anonyme, Luxembourg, or Clearstream, Luxembourg; and

•	any other clearing system or financial institution named in an applicable supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg, as DTC participants. Unless otherwise specified in an applicable supplement, the debt securities will be registered in the name of Cede & Co., the nominee of DTC, as depositary, for the accounts of its participants, including Euroclear and Clearstream, Luxembourg. Each book-entry debt security will be held by the trustee as custodian for the depositary or its nominee.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise, except as otherwise provided below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt securities are represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Debt securities issued in global form only will be represented by a global security at all times unless and until the global security is terminated, as provided below. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holders Option to Obtain Definitive Debt Securities

If we issue any debt securities in book-entry form but we choose to give the beneficial owners of such debt securities the right to obtain definitive debt securities, any beneficial owner entitled to obtain definitive debt securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for such debt securities and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a definitive debt security and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the debt security.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in definitive form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•	subject to the procedures of DTC, we notify the trustee that we wish in our sole discretion to exchange the global security for definitive debt securities;

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 calendar days; or

•	an event of default has occurred with regard to the debt securities and has not been cured or waived.

An applicable supplement may also list additional situations in which global securities will be exchangeable for definitive debt securities. If any of these events occurs, we will print and deliver definitive debt securities. Definitive debt securities issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the trustee by the participants identified by the depositary.

About the Depositaries

The following is based on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include securities brokers and dealers (including any underwriter, dealer or agent participating in the distribution of the debt securities), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National

Association of Securities Dealers, Inc. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

About Clearstream, Luxembourg

The following is based on information furnished by Clearstream, Luxembourg:

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates. Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks. Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

About the Euroclear System

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére ) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries. Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

About Other Clearing Systems

We may choose any other clearing system for a particular issuance of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in an applicable supplement.

Global Clearance and Settlement Procedures

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in an applicable supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in an applicable supplement.

Clearance and settlement procedures may vary from one issuance of debt securities to another according to the currency that is chosen for the specific issuance of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the supplement.

Clearance and Settlement Procedures-DTC.  DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures-Euroclear and Clearstream, Luxembourg.  We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants.  We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser.  A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

MATERIAL UNITED STATES FEDERAL
INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debt securities by U.S. Holders (as defined below) who purchase the debt securities in an offering of debt securities at their issue price (determined as set forth below) and hold the debt securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special rules under U.S. federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, certain former citizens or residents of the U.S., U.S. Holders who hold the debt securities as part of a “straddle,” “hedging,” “conversion” or other integrated transaction, U.S. Holders who mark their securities to market for U.S. federal income tax purposes or U.S. Holders whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.

This discussion is limited to the U.S. federal income tax considerations relating to debt securities that are due to mature 30 years or less from the date on which they are issued and that are not convertible debt securities or exchangeable debt securities and do not contain terms that result in special U.S. federal income tax considerations, such as debt securities with respect to which we have the option to reset the interest rate, spread, spread multiplier or method of calculation, renewable debt securities, currency indexed debt securities (including currency-linked debt securities, reverse currency-linked debt securities and multicurrency-linked debt securities), debt securities linked to commodity prices, equity indices or other measures, debt securities with respect to which we have the option to extend their stated maturity, “contingent payment debt instruments” (under applicable Treasury Regulations) or certain “variable rate debt instruments” (under applicable Treasury Regulations), and a general discussion of any materially different federal income tax considerations relating to any of the foregoing will be included in the applicable supplement. The determination of whether a series of debt securities should be classified as indebtedness for U.S. federal income tax purposes depends on the terms of the series of debt securities. In particular, depending on the terms of any particular series of Subordinated Debt Securities, such Subordinated Debt Securities could be treated as instruments other than indebtedness for such purposes. If any debt securities were so treated as instruments other than indebtedness, the U.S. federal income tax considerations related to the purchase, ownership or disposition of such debt securities could differ from those described below with regard to source, timing and character. The remainder of this discussion assumes the debt securities will be treated as indebtedness for U.S. federal income tax purposes.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

If an entity treated as a partnership for U.S. federal income tax purposes holds the debt securities, the tax treatment of such partnership and its partners will generally depend upon the status and activities of the partnership and its partners. Such an entity should consult its own tax adviser regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of the debt securities.

PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Interest and Original Issue Discount

Each U.S. Holder of a debt security will include in income payments of “qualified stated interest” (as described below) in respect of such debt security in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes as ordinary interest income. In general, if the issue price of a debt security, determined by the first price at which a substantial amount of the debt securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the “stated redemption price at maturity” (as described below) of such debt security by an amount equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased such debt security with original issue discount (“OID”). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a debt security multiplied by the weighted average number of complete years to maturity from the issue date of such debt security. If a U.S. Holder acquires a debt security with OID, then regardless of such U.S. Holder’s method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such debt security on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder will have received any cash payment on the debt security. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of debt securities) as principal payments are received in the proportion that each such payment bears to the original principal amount of the debt security. Special rules apply to debt securities with a fixed maturity of one year or less. See below under “— Short-Term Debt Securities.”

“Stated redemption price at maturity” generally means the sum of all payments to be made on a debt security other than payments of “qualified stated interest.” “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a debt security is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply will be described in the applicable supplement.

In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.

A “variable rate debt instrument” is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a debt security providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the debt security) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the debt security to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the debt security).

An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer’s stock. A “qualified inverse floating rate” is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.

If interest on a debt security is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

If a floating rate debt security does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate debt security provides for contingent payments, such debt security may constitute a “contingent payment debt instrument.” Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. Special rules applicable to contingent payment debt instruments will be described in the applicable supplement.

In general, the following rules apply if (i) a debt security provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the debt security provides the Bank or the holder with an unconditional option or options exercisable on one or more dates during the term of the debt security. If based on all the facts and circumstances as of the issue date a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the debt security are computed based on this payment schedule. If the Bank or the holder has an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then (i) in the case of an option or options of the Bank, the Bank will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the debt security and (ii) in the case of an option or options of the holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the debt security. Debt securities subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above. If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “Change in Circumstances”), then, except to the extent that a portion of the debt security is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the debt security is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the debt security’s adjusted issue price on that date.

Premium

If the amount paid by a U.S. Holder for a debt security exceeds the stated redemption price at maturity of the debt security, such U.S. Holder generally will be considered to have purchased the debt security at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of the debt security. In the case of a debt security that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder’s yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Short-Term Debt Securities

Debt securities that have a fixed maturity of one year or less (“Short-Term Debt Securities”) will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of a Short-Term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Debt Security will be deferred until a corresponding amount of income on such debt security is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID related to a Short-Term Debt Security as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Retirement or Other Disposition of Debt Securities

In general, a U.S. Holder of a debt security will have a tax basis in such debt security equal to the cost of the debt security to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest. Upon a sale, exchange, retirement or other disposition of a debt security, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and the U.S. Holder’s tax basis in such debt security. Subject to the rules described below under “Foreign Currency Debt Securities,” such gain or loss will be long-term capital gain or loss if the U.S. Holder will have held the debt security for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains. The ability of a U.S. Holder to offset capital losses against ordinary income is limited.

Foreign Currency Debt Securities

The following discussion generally describes special rules that apply, in addition to the rules described above, to debt securities that are denominated in, or provide for payments determined by reference to, a currency other than the U.S. dollar (“Foreign Currency Debt Securities”). The amount of qualified stated interest paid with respect to a Foreign Currency Debt Security that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest on a debt security held by a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Debt Security that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID (which is determined in the foreign currency) that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, the U.S. Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years at the spot rate in effect on the last day of the taxable year). If the last day of the accrual period is within five Business Days of the date of receipt of the accrued interest, a U.S. Holder that has made such election may translate accrued interest using the spot rate in effect on the date of receipt. The above election will apply to all debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. The U.S. Holder will recognize, as ordinary income or loss, exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID and the exchange rate on the date such interest or OID is actually or constructively received.

A U.S. Holder will calculate the amortization of bond premium for a Foreign Currency Debt Security in the applicable foreign currency. Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate used for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a Foreign Currency Debt Security based on the difference between the exchange rate at which the amortization deductions were translated into U.S. dollars and the exchange rate on the date when the U.S. Holder acquired the debt security.

The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Debt Security generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such debt security (using the spot rate on such date). However, with respect to debt securities that are traded on an established securities market, such amount realized will be determined using the spot rate on the settlement date in the case of (i) a U.S. Holder that is a cash method taxpayer or (ii) a U.S. Holder that is an accrual method taxpayer that elects such treatment. This election may not be changed without the consent of the IRS. Gain or loss that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss) will be realized only to the extent of the total gain (or loss) realized by the U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Debt Security. Any gain (or loss) realized by a U.S. Holder in excess of such foreign currency gain (or loss) generally will be capital gain or loss (subject to the discussion above regarding Short-Term Debt Securities).

A U.S. Holder will recognize an amount of gain or loss on a sale or other disposition of any non-U.S. currency equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-U.S. currency.

A debt security that provides for payments in more than one currency generally will be treated as a “contingent payment debt instrument,” and the special rules applicable to such instruments will be described in the applicable supplement.

Aggregation Rules

The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a U.S. Holder that purchases debt securities from more than one series of debt securities.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Disclosure Requirements for Certain Holders Recognizing Significant Losses

A U.S. Holder that claims significant losses in respect of a debt security for U.S. federal income tax purposes (generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) $50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) may be subject to certain disclosure requirements for “reportable transactions.” U.S. Holders should consult their own tax advisers concerning any possible disclosure obligation with respect to the debt securities.

MATERIAL IRISH TAX CONSIDERATIONS

The following is a general discussion of the material Irish tax considerations relating to the purchase, ownership and disposition of the debt securities. This discussion does not address all of the tax considerations that may be relevant to holders of debt securities in light of their particular circumstances, or to holders subject to special rules such as dealers. Holders of debt securities should seek independent tax advice on the implications of subscribing or buying, holding, selling redeeming or disposing of the debt securities.

Withholding Tax

While in general, withholding tax at the standard rate of income tax (currently 20%) must be deducted from Irish source annual interest payments made by an Irish company, it is expected that (subject to the discussions below under “— Deposit Interest Retention Tax”) no requirement to deduct Irish tax will be required in circumstances where the interest is paid by us in the ordinary course of banking business carried on by us in Ireland.

Discounts paid on debt securities will not be subject to Irish withholding tax.

Interest paid by a bank carrying on a bona fide banking business in Ireland in the ordinary course of such business is exempt from Irish withholding tax. An exemption also applies where the conditions outlined below in order to avail of the DIRT (as defined below) exemption are complied with. .

Deposit Interest Retention Tax

Deposit Interest Retention Tax (DIRT) is a form of Irish withholding tax which applies to interest paid by certain financial institutions such as the Bank. Where it applies a withholding at the standard rate of income tax (currently 20%) (or 23% where the payments are not payable annually or more frequently) is made.

However there will be no requirement to withhold DIRT in the following circumstances:

1. In the case of debt securities issued which are of medium term, which includes debt securities issued hereunder for a term of 2 years or more, (and may include debt securities with a term of less than 2 years) which satisfy all of the following conditions:

a) The Bank does not sell or offer the debt securities to Irish resident persons;

b) The Agents comply with their selling commitments not to knowingly offer to sell the debt securities to an Irish resident person, or to persons whose usual place of abode in Ireland and do not knowingly distribute or cause to be distributed in Ireland any offering material in connection with such instruments;

c) The debt securities are held in a clearing system recognised by the Irish Revenue Commissioners (which would include Bank One NA, Clearstream, DTC of New York, Euroclear and other specified clearing systems); and

d) The minimum denomination in which such debt securities may be issued is STG£300,000 or its equivalent in another currency; or

2. Where the debt securities are issued for a period of less than two years, with a minimum denomination of €500,000.00 or US$500,000.00 (or for debt securities denominated in another currency, the currency equivalent of €500,000.00) and the debt securities are held in a clearing system recognised by the Irish Revenue Commissioners (which would include Bank One NA, Clearstream, DTC of New York, Euroclear and other specified clearing systems) and either:

(a) the person by whom the payment is made or the person through whom the payment is made is not resident in Ireland and the payment is not made either by or through an Irish branch or agency of such non resident person; or

(b) the person by whom the payment is made or the person through whom the payment is made is resident in Ireland or the payment is made through an Irish branch or agency of such person, and

(i) the person who is beneficially entitled to the interest is a resident of Ireland who has provided their tax reference number to the payor; or

(ii) the person who is the beneficial owner of the debt security and who is beneficially entitled to the interest thereon is not resident in Ireland and has made a declaration in the prescribed form.

Reporting Requirements

In the case of an Irish resident issuing or paying agent paying to an Irish resident, there is a requirement to report to the Irish Revenue authorities the names and addresses of the person to whom interest was paid or credited, the amount of interest paid or credited and its tax reference number of the person to whom the payment was made. See “— European Union Taxation of Savings Income Directive” in respect to payment made to certain non Irish resident persons.

Taxation of Interest and Discounts

In general, persons who are resident in Ireland are liable to Irish taxation on their worldwide income, whereas persons who are not resident in Ireland are only liable to Irish taxation on their Irish source income. All persons are under a statutory obligation to account for Irish tax on a self assessment basis and there is no requirement for the Irish Revenue Commissioners to issue or raise an assessment.

A debt security issued by the Bank may be regarded as property situate in Ireland (and hence interest and any discount earned in relation thereto would be Irish source income). However the interest earned on the debt securities is exempt from Irish income tax if paid to a company which is resident in and under the laws of a relevant territory. A relevant territory for this purpose is a member state of the European Communities (other than Ireland) or a jurisdiction with which Ireland has entered into a double taxation treaty. However, in certain circumstances an Irish corporation tax liability may arise for a non-Irish resident company who operates in Ireland through a branch or agency, as described in clause c. in the paragraph below.

If the above exemption does not apply it is understood that there is a longstanding unpublished practice whereby no action will be taken by the Irish Revenue Commissioners to pursue any liability to such Irish tax in respect of persons who are regarded as not being resident in Ireland, except where such persons:

(a) are chargeable in the name of a person (including a trustee) or in the name of an agent or branch in Ireland having the management or control of the interest; or

(b) seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

(c) are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest or discount is attributable.

There can be no assurance that this practice will continue to apply.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest on any debt security, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

Capital Gains Tax

A holder of a debt security will be subject to Irish taxes on capital gains (currently 20%) on a disposal of debt security unless such holder is a person neither resident nor ordinarily resident in Ireland and who does not have an enterprise or an interest in an enterprise which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the debt securities are attributable.

Stamp Duty

Irish stamp duty will not be payable on the issue of the debt securities. A transfer of debt securities in bearer form by physical delivery only and not otherwise will not attract Irish stamp duty. A transfer of debt securities by instrument in writing or effected through an approved or recognised relevant system, as provided for in the Companies Act 1990 (uncertificated securities) regulations, 1996 will generally be subject to Irish stamp duty at a rate of 1% unless the debt securities meet all of the following conditions:

(a) they are not issued at a discount of more than 10%,

(b) they do not carry rights akin to share rights,

(c) they are not convertible into shares, and

(d) they do not carry a right to a payment linked to an index or indices based wholly or partly and directly or indirectly on stocks or marketable securities.

Capital Acquisitions Tax

A gift or inheritance consisting of the debt securities will generally be within the charge to Irish capital acquisitions tax (currently 20%) if either:

(a) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or in the case of gifts/inheritances taken under a discretionary trust, capital acquisitions tax will apply where the disponer is resident, ordinarily resident (and in the case of discretionary trusts established before 1st December 1999, domiciled) in Ireland irrespective of the residence or ordinary residence of the donee/successor) on the relevant date; or

(b) if the debt securities are Irish situated property, debt securities which are in bearer form and which are physically located outside Ireland are generally regarded as not being Irish property. Debt securities which are in registered form are regarded as Irish property where the principal register is maintained in Ireland or is required to be maintained in Ireland.

European Union Taxation of Savings Income Directive

Ireland has implemented the EC Council Directive 2003/48/EC on the taxation of savings; income into national law. Accordingly, any Irish paying agent making an interest payment on behalf of the Issuer to an individual or certain residual entities resident in another Member State of the European Union or certain associated and dependent territories of a Member State will have to provide details of the payment and certain details relating to the holder (including the holder’s name and address) to the Irish Revenue Commissioners who in turn is obliged to provide such information to the competent authorities of the state or territory of residence of the individual or residual entity concerned.

The Bank or the Agents shall be entitled to require holders to provide any information regarding their tax status, identity or residency in order to satisfy the disclosure requirements in Directive 2003/48/EC and holders will be deemed by their subscription for debt securities to have authorised the automatic disclosure of such information by the Issuer or the Agents or any other person to the relevant tax authorities.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan’s investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the debt securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans (together, “parties in interest”), unless a statutory or administrative exemption is available. For example, if we are a party in interest with respect to a plan (either directly or by reason of our ownership of our subsidiaries), the purchase of the debt securities by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the debt securities by or on behalf of a plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptions for certain transactions effected for “adequate consideration.” There can be no assurances that any of these class exemptions, the statutory exemptions or any other exemptions will be available with respect to any particular transaction involving the debt securities. In addition, a purchaser of the debt securities should be aware that even if the conditions specified in one or more of the above referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts that might be construed as prohibited transactions.

Accordingly, the debt securities may not be purchased or held by any plan, any plan asset entity or any person investing “plan assets” of any plan, unless the purchase and holding of the debt securities is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA, Section 4975(d)(20) of the Code or any other applicable prohibited transaction exemption. Any purchaser of the debt securities or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and is not purchasing the debt securities on behalf of or with “plan assets” of any plan or other plan asset entity; or its purchase and holding of the debt securities is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA, Section 4975(d)(20) of the Code or another applicable exemption, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the debt securities.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing debt securities on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code.

Plan Assets

The Department of Labor has promulgated a regulation, 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the plan’s investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA, and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests in an “equity interest” of an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by benefit plan investors is not “significant.” An entity is an “operating company” if it is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.

An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under this regulation the Undated Subordinated Debt Securities may be considered equity. However, this should not result in our assets being deemed plan assets since we should constitute an “operating company” which is engaged in the provision of financial services.

Government Plans

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as Section 503 of the Code. No view is expressed as to whether an investment in the debt securities (and any continued holding of the debt securities) is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the debt securities or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the debt securities on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the debt securities is not in violation of the laws applicable to any such governmental plan or church plan, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the debt securities. Fiduciaries of any such plans should consult with their counsel before purchasing any debt securities.

The sale of any debt securities to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Notwithstanding the above, with regard to a particular series of debt securities, the sale of debt securities to plans, or a person utilizing the plan assets of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case an applicable supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN’S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE DEBT SECURITIES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Debt Securities

We may issue all or part of the debt securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in an applicable supplement:

•	the terms of the offering of the debt securities;

•	the names of any underwriters, dealers or agents involved in the sale of the debt securities;

•	the principal amounts of debt securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the debt securities for their own account and they may effect distribution of the debt securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless an applicable supplement specifies otherwise, the underwriters’ obligations to subscribe for the debt securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the debt securities of the series, if they subscribe for any of them. The initial public offering price of any debt securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless an applicable supplement specifies otherwise, we will issue the debt securities to the dealers as principals. The dealers may then sell the debt securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue debt securities through agents we designate from time to time, or we may issue debt securities directly. An applicable supplement will name any agent involved in the offering and issue of the debt securities, and will also set forth any commissions that we will pay. Unless an applicable supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue debt securities may enter into arrangements with other institutions with respect to the distribution of the debt securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of debt securities, underwriters may receive compensation from us or from subscribers of debt securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. An applicable supplement will identify any underwriter or agent, and describe any compensation that we provide.

If an applicable supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the debt securities from institutional investors. In this case, the applicable supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount that an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the debt securities that may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular debt securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended.

We may also offer and sell debt securities, if so indicated in an applicable supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in an applicable supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933, as amended, in connection with the debt securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. These entities receive customary compensation in connection with these transactions and services.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the debt securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in an applicable supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in an applicable supplement.

•	We will describe in an applicable supplement the commission that underwriters and agents soliciting purchases of the debt securities under delayed contracts will be entitled to receive.

Until the distribution of the debt securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the debt securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the debt securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the debt securities. If the underwriters create a short position in the debt securities in connection with the offering, i.e., if they sell more debt securities than are set forth on the cover page of an applicable supplement, the underwriters may reduce that short position by purchasing debt securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the debt securities in the open market to reduce the underwriters’ short position or to stabilize the price of the debt securities, they may reclaim the amount of the selling concession from the underwriters who sold those debt securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security.

Market-Making Resales by Affiliates

This prospectus, together with one or more accompanying supplements, may be used by one or more of our affiliates in connection with offers and sales of the debt securities in market-making transactions. In a market-making transaction, one of our affiliates may resell a debt security it acquires from other holders after the original offering and sale of the debt securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions one of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. One of our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The aggregate initial offering price specified on the cover of the supplement relating to a particular issuance of debt securities relates to the initial offering of the debt securities described in the supplement. This amount does not include debt securities sold in market-making transactions. The latter include debt securities to be issued after the date of this prospectus, as well as debt securities previously issued.

The Governor and Company of the Bank of Ireland does not expect to receive any proceeds from market-making transactions. The Governor and Company of the Bank of Ireland does not expect that any of its affiliates that engage in these transactions will pay any proceeds from its market-making resales to The Governor and Company of the Bank of Ireland.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless The Governor and Company of the Bank of Ireland or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus and any accompanying supplements are being used in a market-making transaction.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the debt securities. All amounts shown are estimates.

Amounts to
be Paid

Securities and Exchange Commission Registration Fee	*
Rating Agency	€ 25,000
Trustees’ and transfer agents’ fees	€ 20,000
Legal Fees	€ 530,000
Accounting Fees	€ 260,000
Printing and Engraving Costs	€ 450,000

Total	€1,285,000

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

LEGAL MATTERS

Unless otherwise specified in an applicable supplement, the validity of the debt securities under New York law and certain tax matters will be passed upon for us by our United States counsel, Debevoise & Plimpton LLP. Unless otherwise specified in an applicable supplement, the validity of the debt securities under Irish law and certain tax matters will be passed upon by our Irish solicitors, Arthur Cox. Debevoise & Plimpton LLP may rely on the opinion of Arthur Cox as to all matters of Irish law and Arthur Cox may rely on the opinion of Debevoise & Plimpton LLP as to all matters of New York law. Unless otherwise specified in an applicable supplement, the validity of the debt securities will be passed upon for any underwriters, dealers and/or agents by Sidley Austin LLP, United States counsel for such underwriters, dealers and/or agents. Sidley Austin LLP may also rely on the opinion of Arthur Cox as to certain matters of Irish law.

Such other opinions required to be delivered by counsel pursuant to the terms of an underwriting agreement relating to an issuance of debt securities will be specified in the supplement relating to such debt securities.

EXPERTS

The Governor and Company of the Bank of Ireland’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

MEDIUM-TERM NOTES

PROSPECTUS SUPPLEMENT

AGENTS

Banc of America Securities LLC	Barclays Capital
Citigroup	Deutsche Bank Securities
Goldman, Sachs & Co.	HSBC
JPMorgan	Lehman Brothers
Merrill Lynch & Co.	Morgan Stanley
Wachovia Securities

July 15, 2008